Exhibit 99.1

VALERO ENERGY CORPORATION

THRIFT PLAN

(AS AMENDED AND RESTATED EFFECTIVE JUNE 2, 2014)

VALERO ENERGY CORPORATION THRIFT PLAN

i

1.40	Highly-Compensated Employee	12
1.41	Key Employee	13
1.42	Leased Employee	13
1.43	Matching Contribution	13
1.44	Meraux Refinery Employees	13
1.45	Military Leave	14
1.46	Non-Highly Compensated Employee	14
1.47	Non-Key Employee	14
1.48	Normal Retirement Age	14
1.49	NuStar Employees	14
1.50	Participant	14
1.51	Plan	15
1.52	Plan Administrator	15
1.53	Plan Year	15
1.54	Profit Sharing Contribution	15
1.55	Qualified Military Service	15
1.56	Qualified Nonelective Employer Contribution	15
1.57	Renewables Organization	15
1.58	Renewables Organization Employee	15
1.59	Rollover Contribution	16
1.60	Section 401(k) Contributions	16
1.61	Section 401(m) Contributions	16
1.62	Severance from Service Date	16
1.63	Special Supplements	16
1.64	Trust or Trust Fund	16
1.65	Trustee	17
1.66	Ultramar Energy Employee	17
1.67	USERRA	17
1.68	Valero Savings Plan	17
1.69	Valuation Date	17
1.70	VeraSun Employees	17

SECTION 2	FILING AN ELECTION, DIRECTION, NOTICE OR FORM	18

SECTION 3	ELIGIBLE EMPLOYEES; SPECIAL TRANSACTIONS; TRANSFERS	19
3.01	Conditions of Eligibility	19
3.02	Special Rules	20
3.03	Application for Participation	20
3.04	Special Transactions	21

SECTION 4	CONTINUOUS SERVICE	22
4.01	General Rule	22
4.02	Break In Service	23
4.03	Maternity or Paternity Leave of Absence.	23
4.04	Service Prior to Certain Transactions	24

SECTION 5	CONTRIBUTIONS	25
5.01	Participant Contributions	25
5.02	Matching Contributions	27
5.03	Profit Sharing Contributions	27
5.04	Forfeiture of Employer Contributions and Earnings	28
5.05	Voluntary Suspension of Contributions	28

SECTION 6	EMPLOYEE STOCK OWNERSHIP PLAN PROVISIONS	29
6.01	Purpose and Scope	29
6.02	Investment Policy	29
6.03	Allocation of Income to ESOP Subaccounts	30
6.04	Distribution of Company Stock	31
6.05	General Loan Authority	31
6.06	Collateral, Recourse and Default Under Exempt Loan	32
6.07	ESOP Suspense Account	33
6.08	Put Option	34
6.09	Put Option Price and Payment Terms	34

SECTION 7	RESTRICTIONS AND LIMITATIONS ON CONTRIBUTIONS	36
7.01	Maximum Amount of Before-Tax Contributions and/or Designated Roth 401(k) Contributions	36
7.02	Limitations on Before-Tax Contributions and/or Designated Roth 401(k) Contributions	37
7.03	Limitations on After-Tax Contributions and Employer Contributions	39
7.04	Limitations on Contributions	40
7.05	Maximum Deductible Contributions	42
7.06	Participation in Multiple Plans	42
7.07	Mandatory Aggregation	43

SECTION 8	INVESTMENT OF CONTRIBUTIONS	44
8.01	Funds	44
8.02	Investment of Participant Contributions	44
8.03	Investment of Employer Contributions	44
8.04	Trust Earnings, Dividends and Other Distributions	44
8.05	Transfer Among Funds	44
8.06	Limitations on Investments in the Valero Stock Fund	45

SECTION 9	VALUATION OF PARTICIPANTS’ ACCOUNTS	46
9.01	Maintenance of Accounts	46
9.02	Allocation of Investments	46

SECTION 10	VESTED PORTION OF ACCOUNTS	47
10.01	Participant Accounts	47
10.02	Matching Account and Profit Sharing Account	47
10.03	Other Vesting Provisions	47

SECTION 11	WITHDRAWALS WHILE IN SERVICE	48
11.01	Eligibility for Withdrawals	48
11.02	Withdrawal of the Participant’s After-Tax Account	48
11.03	Withdrawal of the Participant’s Matching Account	48
11.04	Withdrawal of the Participant’s Profit Sharing Account	48
11.05	Withdrawal of Participant’s Previous Employer Rollover Contributions	48
11.06	Age 59 1⁄2 Withdrawal	48
11.07	Financial Necessity Withdrawals	49
11.08	Payment of Withdrawals – General Provisions	52
11.09	Special Withdrawal Provisions	53

SECTION 12	LOANS	54
12.01	General Rules	54
12.02	Forms of Loan Proceeds.	54
12.03	Amount of Loan.	54
12.04	Term of Loan.	55
12.05	Interest Rate	55
12.06	Evidence of Loan	55
12.07	Loan Payments.	55
12.08	Loan Repayments.	55
12.09	Security for Loan	56
12.10	Loan Default	57

SECTION 13	DISTRIBUTIONS UPON DEATH, DISABILITY, RETIREMENT OR TERMINATION OF SERVICE	58
13.01	Distributions Upon Death, Disability or Retirement	58
13.02	Distributions Upon Other Termination of Service	58
13.03	Methods of Distribution	59
13.04	Payment of Distributions	59
13.05	Beneficiaries	61

SECTION 14	SPECIAL PROVISIONS RELATING TO PARTICIPANTS ON MILITARY LEAVE	62
14.01	Military Leave Benefits In General	62
14.02	Contributions Required on Return From Military Services	62
14.03	Differential Pay Treated as Earned Income	62
14.04	Qualified Reservist Withdrawal	63
14.05	Employee Status While Receiving Differential Wage Payments	63
14.06	Survivor Benefits	63

SECTION 15	CLAIMS FOR BENEFITS	64
15.01	Claimants	64
15.02	Claims and Claims Appeal Procedures	64

SECTION 16	TRUST FUND	65
16.01	Management of Funds	65
16.02	Exclusivity of Benefits.	65

SECTION 17	FIDUCIARY RESPONSIBILITIES	66
17.01	Named Fiduciaries	66
17.02	Fiduciary Standard	66
17.03	Liability	66
17.04	Bonding	66
17.05	Tender, Purchase or Exchange Offers	66
17.06	Voting of Company Stock	67

SECTION 18	ADMINISTRATION	68
18.01	Assignment of Administrative Authority	68
18.02	Powers and Duties	68
18.03	Organization and Operation of the Administrative Committee	68
18.04	Records and Reports	69
18.05	Payment of Expenses	69
18.06	Immunity from Liability	69

SECTION 19	AMENDMENT, MERGER AND TERMINATION	70
19.01	Amendment	70
19.02	Merger	70
19.03	Termination	70
19.04	Discontinuance of Contributions by Employer.	72

SECTION 20	NON-ALIENATION OF INTEREST	73

SECTION 21	GENERAL PROVISIONS	74
21.01	Limitation of Rights	74
21.02	Unclaimed Benefits	74
21.03	Facility of Payment	74
21.04	Construction	74
21.05	No Reversion	75
21.06	Delegation of Responsibility	75
21.07	Approval by IRS and Compliance with Applicable Law	75
21.08	Rights of Subsidiaries to Participate.	75
21.09	Written Notice	76

SECTION 22	TOP HEAVY PROVISIONS	77
22.01	General Rules for Determining Top-Heavy Status	77
22.02	Computation of Present Value of Accrued Benefits	77
22.03	Special Rules For Plan Years When Plan is Top-Heavy	79
22.04	Definitions.	80

SECTION 23	PLAN MERGER	83
23.01	Merger of the Valero Savings Plan	83

APPENDIX A		86

v

INTRODUCTION

VALERO ENERGY CORPORATION THRIFT PLAN

(AS AMENDED AND RESTATED EFFECTIVE JUNE 2, 2014

Valero Energy Corporation, formerly Coastal States Gas Producing Company (hereinafter referred to as the “Corporation”), has heretofore adopted the Coastal States Gas Corporation Thrift Plan, a plan of its parent corporation, for the benefit of its employees. As part of a settlement of contractual disputes with certain customers of a subsidiary of the Corporation, Coastal States Gas Corporation divested itself of ownership of the Corporation by distributing its stock in the Corporation to its stockholders and a trust for the benefit of the customers of the subsidiary. As a result of said settlement on December 31, 1979, the Corporation amended and restated, in its entirety, the Coastal States Gas Corporation Thrift Plan as the Valero Energy Corporation Thrift Plan.

The Valero Energy Corporation Thrift Plan (the “Plan”) was subsequently amended and restated on various occasions to meet changing employee needs, to reflect various plan mergers into the Plan and other transactions, and to comply with various legislative and regulatory requirements.

Since the Plan’s January 1, 2001 restatement, the Corporation has acquired several other Code section 401(k) plans and merged those plans into this Plan. Those plans are as follows:

The UDS Non-Store 401(k) Plan (the “Non-Store Plan”) was created through a “spin-off transaction” described in Treasury Regulation sections 1.414(l)-1 and 1.414(l)-1(m) out of the UDS 401(k) Retirement Savings Plan. The Corporation merged the spun-off Non-Store Plan into the Plan effective May 1, 2002;

The International Union of Operating Engineers, Local 670, AFL-CIO Thrift Plan, also known as the “Ardmore Plan,” was merged into the Plan effective August 1, 2002;

The Amended and Restated PACE 401(k) Plan and Trust of Colorado Refining Company, also known as the “CRC 401(k) Plan,” was merged into the Plan effective September 1, 2002; and

Kaneb Services LLC 401(k) Savings Plan was merged into the Plan effective March 1, 2006.

Effective January 1, 2002, the Plan was amended to conform to law changes contained in Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”), and other governmental guidance issued relating to EGTRRA. The amendment was designed to conform to EGTRRA, was made in good faith compliance with EGTRRA, and shall be construed in accordance its provisions.

Effective January 1, 2007, the Plan was amended and restated, in order to consolidate prior amendments to the Plan since its last amendment and restatement, and to reflect changes in applicable law.

Effective January 1, 2012, the Plan was further amended and restated, in order to consolidate prior amendments to the Plan since its 2007 amendment and restatement, and to reflect changes in applicable law.

At this time, the Plan is hereby amended and restated again, effective June 2, 2014, to reflect the merger of the Valero Energy Corporation Savings Plan (the “Valero Savings Plan”) into the Plan. As amended and restated, the Plan also reflects the liquidation of all CST Brands Stock held in Participants’ Accounts, and the reinvestment of the proceeds of such liquidation in accordance with Participant investment elections, which occurred as of May 1, 2014. Accordingly, all references to CST Brands Stock have been removed. The Plan, as so amended and restated, shall be applicable to Participants credited with an Account balance from or after June 2, 2014.

The Plan is intended to qualify as a “profit-sharing plan” as described in Code section 401(a)(27). Effective November 1, 2009, the Plan also contains an Employee Stock Ownership Plan component which is intended to qualify as a stock bonus plan for purposes of Code section 401 and as an employee stock ownership plan for purposes of Code sections 409 and 4975.

VALERO ENERGY CORPORATION THRIFT PLAN

THE PLAN

SECTION 1

DEFINITIONS

1.01 Account

“Account” shall mean collectively, each separate account maintained for each Participant pursuant to Section 9.01 for the purpose of accounting for the beneficial interest of the Participant in the Trust Fund as of any relevant date, which Account shall consist of the following subaccounts and other subaccounts as may be applicable to the Participant, as provided for and described in Section 9.01, and where the context indicates, the term Account can also mean one or more of the following subaccounts:

(a) “After-Tax Account”;

(b) “Before-Tax Account”;

(c) “Rollover Account”, as described in Section 5.01(d);

(d) “Matching Account”;

(e) “Profit Sharing Account”;

(f) “Roth 401(k) Account”, which includes a Participant’s Designated Roth 401(k) Contributions, as may be elected under Section 5.01, and any gains or losses thereon;

(g) “Roth Rollover Account” is effective April 1, 2007, and means the account to which a Rollover Contribution from a designated Roth 401(k) account under a qualified retirement plan of a Participant’s prior employer and any gains or losses thereon is allocated pursuant to Section 5.01(d)(4);

1.02 Actual Contribution Ratio

“Actual Contribution Ratio” shall mean for an Employee the ratio of Section 401(m) Contributions actually paid into the Trust on behalf of the Employee for a Plan Year to the Employee’s Annual Compensation for the same Plan Year.

1.03 Actual Deferral Percentage

“Actual Deferral Percentage” shall mean for a specified group of Employees for a Plan Year the average of the ratios (calculated separately for each Employee in the group) of the sum of Section 401(k) Contributions actually paid into the Trust on behalf of each Employee for that Plan Year to the Employee’s Annual Compensation for the same Plan Year.

1.04 Actual Deferral Ratio

“Actual Deferral Ratio” shall mean for an Employee the ratio of Section 401(k) Contributions actually paid into the Trust on behalf of the Employee for a Plan Year to the Employee’s Annual Compensation for the same Plan Year.

1.05 Affiliated Company

“Affiliated Company” shall mean any corporation, other than the Corporation, which is a member of the same controlled group of corporations (within the meaning of Code section 414(b)) as the Corporation, any trade or business (whether or not incorporated) which is under common control with the Corporation within the meaning of Code section 414(c), which is an affiliated service organization with the Corporation within the meaning of Code section 414(m), or which is required to be aggregated under Code section 414(o).

1.06 Aggregation Group

“Aggregation Group” shall mean (i) each plan of the Employer or any Affiliated Company in which a Key Employee is a Participant; and (ii) each other plan of the Employer or any Affiliated Company which enables any plan in (i) to meet the requirements of either Code section 401(a)(4) or Code section 410. Any Employer may treat a plan not required to be included in the Aggregation Group as being a part of the group if the group would continue to meet the requirements of Code section 401(a)(4) and section 410 with that plan being taken into account.

1.07 Annual Additions

(a) “Annual Additions” shall mean, for any Participant for any Plan Year, annual additions as defined in Code section 415(c)(2), generally including the sum of:

(1) Employer or employee contributions made by or for him under any defined contribution plan, including excess contributions (as defined in Code section 401(k)(8)(B)), excess aggregate contributions (as defined in Code section 401(m)(6)(B)) and excess deferrals (as described in Code section 402(g)), that are not distributed;

(2) any forfeitures allocated to him under “any defined contribution plan” for such Plan Year; and

(3) amounts described in Code section 415(l)(1) and section 419A(f)(2), having to do with individual medical accounts (but these amounts will be subject to only the dollar limitation of Code section 415(c)(1)(A) and not to the annual compensation limitation of Code section 415(c)(1)(B)).

(4) Post-Severance Annual Additions. For Plan Years (which shall also be the limitation years) beginning on or after January 1, 2008, Annual Additions shall also include compensation paid by the later of (i) 2 1⁄2 months after an Employee’s severance from employment with the Employer (within the meaning of Code section 401(k)(2)(B)(i)(I)) or (ii) the end of the Plan Year that includes the date of the

Employee’s severance from employment with the Employer (within the meaning of Code section 401(k)(2)(B)(i)(I)) if the payment is Compensation for services during the Employee’s regular working hours, Compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments and, absent a severance from employment (within the meaning of Code section 401(k)(2)(B)(i)(I)), the payments would have been paid to the Employee while the Employee continued in employment with the Employer;

(b) “Any defined contribution plan” shall mean all qualified defined contribution plans of the Employer and Affiliated Companies that are considered as one plan under Code section 414 and section 415. For purposes of this Section, “Affiliated Company” shall have the meaning provided in Section 1.05, except that the phrase “more than 50%” shall be substituted for the phrase “at least 80%” each place it appears in Code section 1563(a)(l). Restored forfeitures pursuant to Section 13.02(b), Rollover Contributions pursuant to Section 5.01(d), or any similar amounts (including repaid distributions) under any other defined contribution plan shall not be counted in determining a Participant’s Annual Additions for any Plan Year.

1.08 Annual Compensation or Compensation

(a) “Compensation” or “Annual Compensation” shall mean “wages” within the meaning of Code section 3401(a) and all other payments of compensation to an Employee by his Employer in the course of the Employer’s trade or business for which the Employer is required to furnish the Employee a written statement under Code sections 6041(d), 6051(a)(3) and 6052, modified by including those amounts as described in Code section 415(c)(3)(D). Alternatively, the Employer may designate any other definition of compensation permissible under Code section 415(c)(3).

(1) Provided, further, for purposes of determining an Employee’s Actual Contribution Ratio or Actual Deferral Ratio, Annual Compensation shall include only compensation earned during the portion of the Plan Year that the Employee was eligible to participate in the Plan.

(2) For purposes of the definition of Annual Compensation, or any definition of Compensation based on Code section 414(s) or Code section 415(c)(3), amounts under Code section 125 include any amounts not available to a participant in cash in lieu of group health coverage because the participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Code section 125 only if the Employer does not otherwise request or collect information regarding the participant’s other health coverage as part of the enrollment process for the health plan. (See IRS Revenue Ruling 2002-27 regarding the provisions of this paragraph.)

(b) Except for purposes of Section 7.05, a Participant’s Annual Compensation in excess of the “applicable dollar amount” shall be disregarded. For this purpose, the term “applicable dollar amount” means the maximum annual compensation limit (which is $260,000 effective January 1, 2014), as adjusted for the cost of living in accordance with Code section

401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator or which is the number of months in the determination period, and the denominator of which is 12.

(c) Post-Severance Compensation. For Plan Years beginning on or after January 1, 2008, Compensation shall also include compensation paid by the later of (i) 2 1⁄2 months after an Employee’s severance from employment with the Employer (within the meaning of Code section 401(k)(2)(B)(i)(I)) or (ii) the end of the Plan Year that includes the date of the Employee’s severance from employment with the Employer (within the meaning of Code section 401(k)(2)(B)(i)(I)) if the payment is Compensation for services during the Employee’s regular working hours, Compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments and, absent a severance from employment (within the meaning of Code section 401(k)(2)(B)(i)(I)), the payments would have been paid to the Employee while the Employee continued in employment with the Employer;

1.09 Annual Total Salary

“Annual Total Salary” shall mean a Participant’s annual base salary together with overtime pay, commissions, and all other forms of cash compensation received during the Plan Year expressed in annual terms other than:

(a) annual performance bonus payments (as characterized in the Employer’s internal records) which shall not be included as Annual Total Salary,

(b) amounts paid as a bonus to employees represented by a collective bargaining agreement in connection with the extension of contract negotiations and/or the ratification thereof, and

(c) unused vacation pay paid to a former Employee following his Severance From Service Date.

1.10 Beneficiary

“Beneficiary” shall mean one or more individuals or entities designated pursuant to Section 13.05 who are entitled to receive any benefits that may be payable under the Plan on or after a Participant’s death subject to the following:

(a) Married Participants. If a Participant is married, Beneficiary means the Participant’s surviving spouse, unless the Spouse has consented to the Participant’s designation of another Beneficiary in accordance with Section 13.05.

(b) Unmarried Participants. If a Participant has no surviving spouse, Beneficiary means one or more individuals or entities designated in writing by the Participant.

(c) Qualified Domestic Relations Order. Despite the preceding, to the extent provided in a qualified domestic relations order, Beneficiary means the spouse, former spouse, child or other dependent of a Participant who is recognized by such order as having a right to receive all or a portion of any benefits payable under the Plan to such Participant on or after the Participant’s death.

1.11 Benefits Trust

“Benefits Trust” shall mean the Valero Energy Corporation Non-Qualified Benefit Trust, a grantor trust established by the Corporation to acquire and hold shares of Company Stock for later contribution to the Corporation’s qualified and non-qualified compensation programs.

1.12 Break in Service

“Break in Service” shall mean a period which constitutes a break in an Employee’s Continuous Service, as provided in Section 4.02.

1.13 Chevron Employees

“Chevron Employees” shall mean, effective as of June 25, 2011, individuals who were previously employed by Chevron U.S.A., Inc., or an affiliate thereof (“Chevron”), and who became employees of Valero Services, Inc. and are providing services to Valero Terminaling and Distribution Company, or its affiliates, at the Louisville Terminal, the Lexington Terminal, or the Pembroke Refinery as a result of agreements pursuant to which the Company, or its affiliates acquired assets at such locations during 2011 (collectively, the “Chevron Agreement”).

1.14 Code

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.15 Collectively Bargained Employee

“Collectively Bargained Employee” shall mean an Employee who is included in a unit of employees covered by a collective bargaining agreement between employee representatives and the Employer, where retirement benefits were the subject of good faith bargaining between such employee representatives and the Employer.

1.16 Committee

“Committee” shall mean the Administrative Committee appointed by the Corporation pursuant to the provisions of Section 18.01.

1.17 Company Stock

“Company Stock” shall mean the common stock, $.01 par value, of Valero Energy Corporation, which is readily tradable on an established securities market.

1.18 Continuous Service

“Continuous Service” shall mean service recognized for all purposes under the Plan, determined as provided in Section 4.

1.19 Contribution Percentage

“Contribution Percentage” shall mean for a specified group of Employees for a Plan Year the average of the ratios (calculated separately for each Employee in the group) of the sum of Section 401(m) Contributions actually paid into the Trust on behalf of each Employee for the Plan Year to the Employees’ Annual Compensation for that Plan Year.

1.20 Contributions

“Contributions” shall mean collectively, each separate type of contribution provided for pursuant to Section 5.01, and shall consist of the following types of contributions and any other type of Contributions as may be provided for and described in Section 5.01, and where the context indicates, the term “Contributions” can also mean one or more of the following types of Contributions:

(a) After-Tax Contributions,

(b) Before-Tax Contributions,

(c) Designated Roth 401(k) Contributions,

(d) Matching Contributions,

(e) Profit Sharing Contributions, and

(f) Rollover Contributions.

1.21 Corporation

“Corporation” shall mean Valero Energy Corporation or any successor by merger, purchase or otherwise, which continues to sponsor the Plan.

1.22 Designated Roth 401(k) Contribution

“Designated Roth 401(k) Contribution” shall mean an elective Contribution under the Plan that is designated irrevocably by the Participant at the time of the election as a Designated Roth 401(k) Contribution and that is:

(a) being made in lieu of all, or a portion of, Before Tax Contributions the Participant is otherwise eligible to make under the Plan,

(b) is treated by the Corporation as includible in the Participant’s gross income at the time the Participant would have received the amount in cash if the Participant had not made the election, and

(c) is maintained by the Corporation in a separate account.

1.23 Direct Rollover

“Direct Rollover” shall mean a payment by the Plan to an Eligible Retirement Plan specified by the Distributee.

1.24 Distributee

“Distributee” shall mean the Participant, the Participant’s Beneficiary (if the Beneficiary was married to the Participant on the date of his death), and an alternate payee under a qualified domestic relations order (as defined in Code section 414(p)), if that person is the spouse or former spouse of the Participant. Effective January 1, 2007, a non-spouse Beneficiary may be a Distributee, provided that the Direct Rollover is made to an individual retirement plan described in Code section 408(a) or (b) established on behalf of the Beneficiary that will be treated as an inherited IRA pursuant to the provisions of Code section 402(c)(11).

1.25 Effective Date

“Effective Date” with regard to this amendment and restatement, shall mean June 2, 2014.

1.26 Eligible Retirement Plan

“Eligible Retirement Plan” shall mean an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan or contract described in Code section 403(a) or 403(b), an eligible plan described in Code section 457(b), or a qualified trust described in Code section 401(a), that accepts a Distributee’s Eligible Rollover Distributions. Effective January 1, 2008, Eligible Retirement Plan shall also mean a Roth 401(k) IRA described in Code section 408A.

1.27 Eligible Rollover Distribution

(a) “Eligible Rollover Distribution” shall mean any distribution or withdrawal of all or any portion of the Account payable to a Distributee, except that such rollover distribution does not include:

(1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee or the Distributee’s designated Beneficiary, or for a specified period of 10 years or more;

(2) any distribution to the extent required under Code section 401(a)(9);

(3) the portion of any distribution that is not includible in gross income (determined with regard to the exclusion for net unrealized appreciation with respect to employer securities), except in those cases where the provisions of Code sections 402(c)(2)(A) and 402(c)(2)(B) apply to such portion;

(4) any distribution which is made upon hardship of the Distributee as described in Code section 402(c)(4)(C); and

(5) any other amounts which are not considered “eligible rollover distributions” under Code section 401(a)(31) and the applicable Treasury regulations thereunder.

(b) To qualify for Direct Rollover, any amount distributed from the Account of a deceased Participant to a non-spouse Beneficiary must be an Eligible Rollover Distribution. For rollover distributions on behalf of non-spouse Beneficiaries prior to January 1, 2010, such distributions under this Section 1.22 shall not be subject to the direct rollover requirements of Code section 401(a)(31), the notice requirements of Code section 402(f), or mandatory withholding requirements of Code section 3405(c).

(c) Effective for distributions on and after January 1, 2002, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of After-Tax Contributions that are not includible in gross income. However, such portion may be transferred only to (1) an individual retirement account or annuity described in Code sections 408(a) or (b), (2) a qualified defined contribution plan (any qualified plan for distributions made in taxable years beginning on and after January 1, 2007) described in Code sections 401(a) or 403(a), or (3) for distributions made in taxable years beginning on and after January 1, 2007, an annuity contract described in Code section 403(b), that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(d) Effective April 1, 2007, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of Designated Roth 401(k) Contributions and income allocable thereto that are not includible in gross income. However, such portion may be transferred only to another designated Roth 401(k) account or a Roth 401(k) IRA of the Participant.

1.28 Employee

“Employee” shall mean any person who is currently employed by an Employer or an Affiliated Company; provided that, for purposes of eligibility and participation in this Plan, an Employee shall only include a person who is currently employed by an Employer. For avoidance of doubt, an Employee who is employed by an Employer and is working in the United States pursuant to a valid work permit, shall be considered to be an Employee hereunder. The determination of whether a person is within an excluded class or is an independent contractor shall be made by the Committee in its sole discretion. If either one or more individuals are classified as leased employees or independent contractors are later determined to be, in fact, common law employees of the Employer, they are nevertheless to be excluded as a classification unless the Plan’s qualified status is dependent upon the coverage of that classification of persons.

Further, notwithstanding any provision in the Plan to the contrary, no individual who is designated, compensated or otherwise classified or treated as an independent contractor shall be eligible to become a Participant under the Plan regardless of whether such individual is, or may be, determined to be a common law employee of an Employer by the Internal Revenue Service, Department of Labor or other government agency or by a court of competent jurisdiction.

1.29 Employer

“Employer” shall mean the Corporation or any subsidiary of the Corporation designated by the Board of Directors of the Corporation as being eligible to participate in the Plan, pursuant to Section 21.08(a), provided such subsidiary shall adopt the Plan by action of its Board of Directors; provided, however, that for purposes of determining an Employee’s Annual Compensation under Section 1.08 or determining which Employees constitute Highly Compensated Employees under Section 1.40, the term “Employer” shall include the Corporation and all entities required to be aggregated with the Corporation under Code section 414(b), (c), (m) or (o).

1.30 Employer Contribution

“Employer Contributions” shall mean Matching Contributions made pursuant to Section 5.02 and Profit Sharing Contributions made pursuant to Section 5.03.

1.31 ERISA

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, and the regulations thereunder, as amended from time to time.

1.32 ESOP Suspense Account

“ESOP Suspense Account” shall mean a separate account reflecting Company Stock acquired with the proceeds of an Exempt Loan and not released from such account.

1.33 ESOP Subaccount

“ESOP Subaccount” shall mean that part of each Account established under Section 5.01 that is invested in Company Stock. The ESOP Subaccount may hold cash to the extent provided in Section 6.02

1.34 Excess 401(k) Contributions

“Excess 401(k) Contributions” shall mean, with respect to any Plan Year, the excess of (a) the aggregate amount of Section 401(k) Contributions actually paid into the Trust on behalf of Highly Compensated Employees for the Plan Year over (b) the maximum amount of those Contributions permitted under the limitations set out in Section 7.02.

1.35 Excess Aggregate 401(m) Contributions

“Excess Aggregate 401(m) Contributions” shall mean, with respect to any Plan Year, the excess of (a) the aggregate amount of Section 401(m) Contributions actually paid into the Trust on behalf of Highly Compensated Employees for the Plan Year over (b) the maximum amount of those Contributions permitted under the limitations set out in Section 7.03.

1.36 Excess Deferral

“Excess Deferral” shall mean that part, if any, of the Before-Tax Contribution and/or Designated Roth 401(k) Contribution of a Participant for his taxable year which, when added to the amounts he deferred under other plans or arrangements described in Code section 401(k), section 408(k) and section 403(b), exceeds the “applicable dollar amount” permitted by Code section 402(g)(1)(B).

1.37 Exempt Loan

“Exempt Loan” shall mean a loan made to the Plan by a disqualified person (as defined in Section 4975 of the Code), or a loan to the Plan which is guaranteed by a disqualified person and which satisfies the requirements of Section 2550.408b-3 of the Department of Labor Regulations and Section 54.4975-7(b) of the Treasury regulations. A loan includes a direct loan of cash, a purchase-money transaction, and an assumption of the obligation of the Plan. “Guarantee” includes an unsecured guarantee and the use of assets of the Corporation or other disqualified person as collateral for a loan, even if such use of assets would not be considered a guarantee under applicable state law. An amendment of a loan in order to qualify as an Exempt Loan shall not be considered a refinancing of the loan or the making of another loan.

1.38 Fair Market Value

“Fair Market Value” shall mean, unless otherwise determined by the Trustee, the price of a share of Company Stock prevailing on a national securities exchange which is registered under Section 6 of the Securities Exchange Act of 1934.

1.39 Funds

“Funds” shall mean collectively, each separate “Fund” provided for in Section 8.01, and, where the context indicates, the term Fund can mean one or more Funds.

1.40 Highly-Compensated Employee

“Highly-Compensated Employee” shall mean, with respect to any Plan Year, any Employee who (a) during the Plan Year or the preceding Plan Year was at any time a five-percent Owner of an Employer (b) for the preceding year had Annual Compensation in excess of $115,000 (for Highly Compensated Employees in 2014, and as adjusted from time to time by the Secretary of the Treasury) and was in the group consisting of the top 20% of the Employees when ranked on the basis of Annual Compensation paid during the preceding year (as determined under Code section 414(q)). A former Participant will be treated as a Highly Compensated Employee if he was a Highly Compensated Employee when he severed service or he was a Highly Compensated Employee at any time after attaining age 55. Non-resident aliens who receive no earned income from the Employer which constitutes income from sources within the United States are excluded.

1.41 Key Employee

“Key Employee” shall mean an Employee or former or deceased Employee or Beneficiary of an Employee who at any time during the Plan Year containing the determination date is:

(a) an officer of an Employer or any Affiliated Company having an Annual Compensation greater than $165,000 (as adjusted in accordance with Code section 416(i)(1)(A));

(b) a “5-percent owner” (described in Code section 416(i)(1)(B)(i)) of an Employer or any Affiliated Company, treated separately; or

(c) a “1-percent owner” (described in Code section 416(i)(1)(B)(iii)) of an Employer or any Affiliated Company, treated separately, having Annual Compensation from an Employer or any Affiliated Company of more than $150,000.

For purposes of this Section, no more than 50 employees or, if lesser, the greater of three Employees or 10% of the Employees will be treated as officers. Code section 416(i) will be used to determine percentage of ownership.

1.42 Leased Employee

“Leased Employee” shall mean any person (other than an employee of the recipient who pursuant to an agreement between the recipient and any other person (“leasing organization”) has performed services for the recipient on a substantially full time basis for a period of at least one year, and such services are performed under the primary direction or control of the recipient.

1.43 Matching Contribution

“Matching Contribution” means a contribution made by an Employer to the Account of a Participant under Section 5.02.

1.44 Meraux Refinery Employees

“Meraux Refinery Employees” shall mean, effective as of October 1, 2011, individuals who were previously employed by Murphy Oil Corporation, or an affiliate thereof (“Murphy”), and who became employees of the Employer as a result of and in connection with that certain Asset Purchase Agreement dated as of September 1, 2011, by and between Valero Refining-Meraux LLC and Murphy (the “Meraux Refining Agreement”).

1.45 Military Leave

“Military Leave” shall mean, effective for Plan Years commencing on or after January 1, 2007, a period during which an Employee is absent from a position of employment for the purpose of the performance of duty on a voluntary or involuntary basis in a Uniformed Service under competent authority and includes:

(a) active duty, active duty for training, initial active duty for training, inactive duty training, full-time National Guard duty;

(b) an examination to determine the fitness of the person to perform such duty;

(c) performance of funeral honors duty as authorized by law (10 U.S.C. 12503 or 32 U.S.C. 115); and

(d) service as an intermittent disaster-response appointee upon activation of the National Disaster Medical System (NDMS) or as a participant in an authorized training program as required under the Public Health Security and Bioterrorism Preparedness and Response Act of 2002, Pub. L. 107–188.

Notwithstanding the foregoing, Military Leave does not include service in a uniformed service that terminates as a result of separation of the Participant from such Uniformed Service under other than honorable conditions, as set forth in USERRA.

1.46 Non-Highly Compensated Employee

“Non-Highly Compensated Employee” shall mean an Employee of the Employer who is not a Highly-Compensated Employee.

1.47 Non-Key Employee

“Non-Key Employee” shall mean any Employee who is not a Key Employee.

1.48 Normal Retirement Age

“Normal Retirement Age” shall mean age 65.

1.49 NuStar Employees

“NuStar Employees” shall mean, effective as of June 15, 2009, individuals who were previously employed by NuStar GP, LLC or an affiliate thereof (“NuStar”) and who became employees of the Employer as a result of and in connection with that certain Asset Purchase Agreement dated as of June 15, 2009, by and between Valero Terminaling and Distribution Company and NuStar Logistics, LP (the “NuStar Agreement”), and who meet the definition of a Post-Closing Employee under the NuStar Agreement.

1.50 Participant

“Participant” shall mean an Employee who has satisfied the eligibility criteria in Sections 3.01 and 3.02, and has become a Participant as provided in Section 3.03. In addition, for purposes of Section 8.01 of the Plan (regarding the investment of contributions) the term

“Participant” shall also include alternate payees under qualified domestic relations orders and former Participants in the Plan no longer in the active employment of the Employer but with an ongoing account balance under the Plan.

1.51 Plan

“Plan” shall mean the Valero Energy Corporation Thrift Plan, as described herein effective as of June 2, 2014, and as amended from time to time hereafter.

1.52 Plan Administrator

“Plan Administrator” shall mean the Administrative Committee appointed under Section 18.01 hereof.

1.53 Plan Year

“Plan Year” shall mean the calendar year.

1.54 Profit Sharing Contribution

“Profit Sharing Contribution” means a contribution made by an Employer to the Account of an eligible Renewables Organization Employee under Section 5.03.

1.55 Qualified Military Service

“Qualified Military Service” shall mean, effective for Plan Years commencing on or after January 1, 2007, any service in the uniformed services by any Employee if such Employee is entitled to reemployment rights under USERRA with respect to such service.

1.56 Qualified Nonelective Employer Contribution

“Qualified Nonelective Employer Contribution” shall mean the Employer’s Contribution, if any, made as a means of passing the Actual Deferral Percentage test or the Contribution Percentage test, which contributions shall be fully vested at all times.

1.57 Renewables Organization

“Renewables Organization” shall mean Valero Renewable Fuels Company, LLC, or any successor entity.

1.58 Renewables Organization Employee

“Renewables Organization Employee” shall mean an Employee: (a) who is employed by, or principally assigned to work for, the Renewables Organization; and (b) whose principal work location assignment is a location other than the Renewables Organization headquarters in San Antonio, TX.

1.59 Rollover Contribution

“Rollover Contribution” shall mean a Participant contribution described in Section 5.01(d).

1.60 Section 401(k) Contributions

“Section 401(k) Contributions” shall mean the sum of Before-Tax Contributions and Designated Roth 401(k) Contributions made on behalf of the Participant during the Plan Year plus Qualified Nonelective Employer Contributions that the Employer elects to have treated as Section 401(k) Contributions pursuant to Code section 401(k)(3)(D)(ii) to the extent that those contributions are not used to enable the Plan to satisfy the minimum contribution requirements of Code section 416.

1.61 Section 401(m) Contributions

“Section 401(m) Contributions” shall mean the sum of Matching Contributions and Employee After-Tax Contributions made on behalf of the Participant during the Plan Year, as well as Qualified Nonelective Contributions that the Employer elects to have treated as Section 401(m) Contributions pursuant to Code section 401(m)(3)(B) to the extent that those contributions are not used to enable the Plan to satisfy the minimum contribution requirements of Code section 416.

1.62 Severance from Service Date

“Severance from Service Date” shall mean the date on which occurs the earlier of (a) or (b):

(a) The date on which an Employee’s employment with the Employer terminates by reason of a quit, discharge, retirement, administrative termination, or death, or the twelve month anniversary of the first day of a period in which an Employee remains absent from service, with or without pay, for any reason other than a quit, discharge, retirement, administrative termination or death; or

(b) The first business day following the end of an approved leave of absence if the Participant fails to return to active employment with the Employer by that date.

1.63 Special Supplements

“Special Supplements” shall mean the various supplements to the Plan, as described in Section 3.04.

1.64 Trust or Trust Fund

“Trust” or “Trust Fund” shall mean the administration of the funds pursuant to the trust agreement relating to the Plan, including contributions made under the Plan, assets transferred to the Plan, dividends, stock dividends, interest and any other form of income, all of which shall be held for the exclusive benefit of the Participants in the Plan and from which the benefits provided under the Plan shall be distributed.

1.65 Trustee

“Trustee” shall mean the trustee or trustees by whom the funds of the Plan are held, as provided in Section 16.01.

1.66 Ultramar Energy Employee

“Ultramar Energy Employee” shall mean an Employee identified on the Employer’s records as an employee who has been employed by Ultramar Energy, Inc. or any subsidiary of Ultramar Energy, Inc., and who is in a payroll classification identifying such Employee as in this employment classification.

1.67 USERRA

“USERRA” shall mean the Uniformed Services Employment and Reemployment Rights Act of 1994 which was enacted on October 13, 1994 as Public Law 103-353 and which amended Chapter 43 of Title 38 of the United States Code, and any amendments thereto.

1.68 Valero Savings Plan

“Valero Savings Plan” shall mean the Valero Energy Corporation Savings Plan, as amended from time to time, which was merged with and into this Plan effective as of June 2, 2014. See Section 23 for certain special provisions relating to the merger of the Valero Savings Plan with and into this Plan.

1.69 Valuation Date

“Valuation Date” shall mean each business day the New York Stock Exchange is open for business.

1.70 VeraSun Employees

“VeraSun Employees” shall mean, effective as of April 1, 2009, the individuals who were previously employed by VeraSun Energy Corporation or an affiliate thereof (“VeraSun”), and who became employees of the Employer as a result of and in connection with that certain Asset Purchase Agreement dated as of April 1, 2009, by and between Valero Renewable Fuels Company, LLC and VeraSun (the “VeraSun Agreement”), and whose assigned work location is the Valero Renewable Fuels Company, LLC headquarters in San Antonio, Texas.

SECTION 2

FILING AN ELECTION, DIRECTION, NOTICE OR FORM

Except as otherwise provided herein, any action taken by a Participant or the Beneficiary of a Participant that requires the filing of a form or notice in order to effect some event relevant to the Plan shall be subject to such administrative rules and procedures as may be established by the Plan Administrator from time to time, and shall become effective as soon as administratively practicable following receipt of the applicable form or notice by the Plan Administrator.

This Section does not apply to making a claim for benefits which is covered in Section 15.01.

SECTION 3

ELIGIBLE EMPLOYEES; SPECIAL TRANSACTIONS; TRANSFERS

3.01 Conditions of Eligibility

(a) Any Employee who was eligible to participate in this Plan or the Valero Savings Plan as of June 1, 2014 shall be eligible to participate in this Plan from and after the Effective Date, subject to any provisions of the Plan that may otherwise apply to cause an eligible Employee to lose eligibility for participation in the Plan.

(b) Any Employee of an Employer shall be eligible to participate in the Plan solely with respect to Contributions (as well as catch-up contributions) upon first becoming an Employee, and such participation shall begin as soon as reasonably practical following such Employee’s completion of the appropriate enrollment procedure.

(c) Notwithstanding paragraphs (a) and (b) above or Section 3.02 below, any Employee described below, shall be ineligible to participate and shall not be a Participant under the Plan with respect to such employment:

(1) Ultramar Energy Employees;

(2) Collectively Bargained Employees, other than a Collectively Bargained Employee who is included in a unit of employees covered by a collective bargaining agreement between employee representatives and an Employer, and such collective bargaining agreement expressly provides for the benefits provided under this Plan. The Employees covered thereunder shall cease to be ineligible under the provisions of this Section 3.01(c)(2) at the effective date such bargained coverage is to begin.

(d) Notwithstanding paragraph (b) above or Section 3.02 below, Leased Employees shall only be eligible to participate if their eligibility is necessary to maintain the qualified status of the Plan.

(e) Notwithstanding the foregoing, all employees of Premcor, Inc. immediately prior to the effective date of the Agreement and Plan of Merger (“Premcor Merger Agreement”) dated April 24, 2005, who continue in the employment of an Employer and who are: (a) covered by a collective bargaining agreement; and (b) employed at either (i) the Corporation’s West Memphis and Riverside terminals, or (ii) the Corporation’s Port Arthur refinery, other than such employees covered by the collective bargaining agreement between the Corporation and the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union and its Local 13-243 Plant Group, effective as of January 1, 2007, shall be considered to be Employees eligible to participate in the Plan and immediately eligible to participate in Matching Contributions regardless of their Continuous Service.

(f) Notwithstanding the foregoing:

(1) effective as of April 1, 2009, VeraSun Employees shall be considered to be Employees eligible to participate in the Plan.

(2) effective as of June 15, 2009, NuStar Employees shall be considered to be Employees eligible to participate in the Plan.

(3) effective as of June 25, 2011, Chevron Employees shall be considered to be Employees eligible to participate in the Plan.

(4) effective as of October 1, 2011, Meraux Refinery Employees shall be considered to be Employees eligible to participate in the Plan.

(5) effective as of June 2, 2014, Renewables Organization Employees shall be considered to be Employees eligible to participate in the Plan.

3.02 Special Rules

(a) In the case of an Employee who would have become eligible to participate in the Plan during a period of absence or a period of severance which is deemed a period of Continuous Service pursuant to Section 4.01, such Employee (if otherwise eligible) shall be eligible to become a Participant as soon as administratively possible.

(b) Upon the reemployment of a former Participant who incurred a Break in Service, such former Participant (if otherwise eligible) shall be eligible to become a Participant as soon as administratively practicable, unless such Participant’s Continuous Service prior to such Break in Service is disregarded pursuant to Section 4.02(b).

(c) A former Employee or a former Participant whose prior Continuous Service is disregarded under Section 4.02(b) shall be considered a new Employee for all Plan purposes upon his reemployment.

3.03 Application for Participation

(a) Each Employee eligible to participate pursuant to Section 3.01 or 3.02 and each former Participant who is eligible to reenter the Plan pursuant to Section 3.01 and 3.02 shall elect to become a Participant by following the appropriate administrative procedure.

(b) An Employee who elects, or is considered to have elected, not to participate in the Plan on the date he is first eligible as provided in Section 3.02(a) or 3.02(b) above may, nevertheless, later become a Participant, if he is otherwise eligible. His service rendered prior to the date on which he elects to become a Participant shall be recognized as Continuous Service to the extent provided in Section 4.01.

(c) An Employee to whom Section 3.01(c) does not apply, and prior to becoming eligible under Section 3.01 or 3.02; or who is eligible under Section 3.01 or 3.02, and only as a Rollover Account established under the provisions of Section 5.01(d), shall become a Participant insofar as the provisions of the Plan pertain to such Accounts; however, until an election to become a Participant is filed with the Plan Administrator pursuant to Section 3.03(a) or (b), the provisions of this Section 3.03(c) shall apply to such Participant.

3.04 Special Transactions

(a) From time to time, transactions occur with respect to the Plan involving the eligibility of new groups of Employees through certain corporate acquisition or similar transactions, including the merger of other defined contribution plans into the Plan. In this regard, special provisions have been made to reflect certain of these transactions, including the inclusion of special provisions in this Plan.

(b) Special provisions applicable to certain groups of employees prior to the Effective Date have been incorporated into the amendment and restatement. To the extent any such transactions may occur after the Effective Date, the Corporation shall adopt Supplements to the Plan to reflect such provisions, which shall be collectively referred to as the “Special Supplements.” Such Supplements shall be attached to and made a part of this Plan to provide ongoing special provisions relating to the operation and administration of the Plan.

SECTION 4

CONTINUOUS SERVICE

4.01 General Rule

(a) Except as hereinafter provided, an Employee’s period of employment with the Employer or an Affiliated Company shall be Continuous Service for the purposes of the Plan. Continuous Service shall commence as of the first day for which an Employee is paid, or entitled to payment, for the performance of duties and shall terminate on the Employee’s Severance from Service Date.

(1) If an Employee’s employment is terminated and he is subsequently reemployed by an Employer or an Affiliated Company within 12 months, the period between his Severance from Service Date and the date of his reemployment shall be included in his Continuous Service, except that if his employment is terminated during a period of absence from service for other reasons, as aforesaid, Continuous Service shall be recognized for the period from his Severance from Service Date to the date of his reemployment only if he is reemployed within 12 months of the first day of such absence from service.

(2) In addition to Continuous Service recognized under the foregoing provisions of this Section 4.01, on and after the Effective Date of this amendment and restatement, the Plan shall continue to recognize any Continuous Service otherwise credited under the Plan under the terms thereof as in effect immediately prior to the Effective Date of this amendment and restatement.

(b) Notwithstanding the foregoing:

(1) all employees of Premcor, Inc. immediately prior to the effective date of the Agreement and Plan of Merger (“Premcor Merger Agreement”) dated April 24, 2005, who continue in the employment of an Employer and who are: (a) covered by a collective bargaining agreement; and (b) employed at either (i) the Corporation’s West Memphis and Riverside terminals or (ii) the Corporation’s Port Arthur refinery, other than such employees covered by the collective bargaining agreement between the Corporation and the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union and its Local 13-243 Plant Group, effective as of January 1, 2007, shall have their uninterrupted service with Premcor immediately prior to the effective time of the Premcor Merger Agreement as well as their service with Valero following such effective time, included as Continuous Service hereunder.

(2) VeraSun Employees shall have their uninterrupted service with VeraSun Energy Corporation or an affiliate thereof immediately prior to April 1, 2009, as well as their service with an Employer following such date, included as Continuous Service hereunder.

(3) NuStar Employees shall have their uninterrupted service with NuStar GP, LLC immediately prior to June 15, 2009, as well as their service with an Employer following such date, included as Continuous Service hereunder.

(4) Chevron Employees shall have their uninterrupted service with Chevron U.S.A., Inc. immediately prior to June 25, 2011, as well as their service with an Employer following such date, included as Continuous Service hereunder.

(5) Meraux Refinery Employees shall have their uninterrupted service with Murphy Oil Corporation, or an affiliate thereof, immediately prior to October 1, 2011, as well as their service with an Employer following such date, included as Continuous Service hereunder.

(6) For Renewables Organization Employees, service prior to June 2, 2014, including service with any predecessor to the Renewables Organization as specified in the Valero Savings Plan as in effect on June 1, 2014, shall be included as Continuous Service hereunder.

4.02 Break In Service

(a) A Break in Service shall occur if an Employee is not reemployed by an Employer or an Affiliated Company within one year after a Severance from Service Date. If an Employee incurs a Break in Service prior to the date he becomes vested in any part of his Employer Account, and if the period of his Break in Service equals or exceeds the greater of five years or the period of his prior Continuous Service, such Continuous Service shall be disregarded for all purposes under the Plan.

(b) An Employee shall not incur a Break in Service while he is on a leave of absence approved by the Employer and, under rules uniformly applicable to all Employees similarly situated, the Administrative Committee may authorize the inclusion in Continuous Service of any portion of such period of leave which is not included in Continuous Service under Section 4.01 above.

4.03 Maternity or Paternity Leave of Absence.

(a) For purposes of applying the provisions of Section 4.02(b), a “leave of absence” shall include an Employee’s absence from work for maternity or paternity reasons. For this purpose, an absence from work for maternity or paternity reasons means an absence:

(1) by reason of pregnancy of the individual,

(2) by reason of birth of a child of the individual,

(3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or

(4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

(b) If an Employee remains absent from work for maternity or paternity reasons beyond the first anniversary of the first day of such absence, such Employee’s Severance from Service Date under the provisions of Section 4.01 shall be determined by reference to such Employee’s second anniversary of the first day of his absence from service; provided, however, that any such period of absence between such first and second anniversaries shall neither be a period of severance nor a period of Continuous Service (except as the same may be authorized by the Administrative Committee under the foregoing provisions of Section 4.02(b)).

4.04 Service Prior to Certain Transactions

(a) In the case of any transaction whereby the Corporation acquires the stock or specified assets of another entity, unless otherwise specifically provided for in this Plan or in a Special Supplement, the service with such entity prior to the applicable acquisition date shall be counted as service under the Plan for vesting and eligibility purposes with respect to any individual employed by such entity who becomes an Employee covered under the Plan following and as a result of such acquisition transaction.

(b) In applying such provision, in the case of any defined contribution plan that is merged into this Plan, the individual’s service credited for vesting and eligibility purposes for periods up through the plan merger transaction date shall in no event be less than the service such individual would be credited with under the terms of the merged plan with respect to such period; provided, however, service crediting calculations for the computation year of the transaction may use an adjusted vesting date to insure that an individual will receive service credit equal to or greater than the service credit at the time of the transaction (and created to reflect difference in service calculation methods).

SECTION 5

CONTRIBUTIONS

5.01 Participant Contributions

(a) Participant Contribution. Each Participant shall elect to contribute to the Plan as his Contribution an amount which equals the following whole percentage of his Annual Total Salary: (i) prior to January 1, 2013, no less than 1% and no more than 30%; and (ii) beginning January 1, 2013, no less than 1% and no more than 50%. The initial Contribution shall begin with, or as soon as administratively practical following, the first payroll period beginning on or after the date the Participant commences participation in the Plan. Thereafter, a Participant may change the percentage of his Annual Total Salary to be contributed at any time.

(b) Before-Tax and After-Tax Contributions, and Designated Roth 401(k) Contributions. Each Participant may elect to make Before-Tax Contributions, After-Tax Contributions and/or, effective April 1, 2007, Designated Roth 401(k) Contributions in whole percentages in an amount which equals the following whole percentage of his Annual Total Salary: (i) prior to January 1, 2013, no less than 1% and no more than 30%; and (ii) beginning January 1, 2013, no less than 1% and no more than 50%.

(c) Catch-up Contributions. Notwithstanding any provision in this Section 5.01 to the contrary, Participants who have attained age 50 before the close of a particular Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code section 414(v), and applicable regulations and guidance issued pursuant thereto for such Plan Year. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions.

(d) Participant’s Rollover Contribution.

(1) Each Participant or other Employee who would be or is eligible to participate in the Plan, or who has not yet met the eligibility conditions for participation in the Plan, may in accordance with administrative procedures prescribed under the Plan, contribute the following amounts to the Plan:

(A) All or any portion of an Eligible Rollover Distribution by a payment to the Trust Fund directly from an Eligible Retirement Plan;

(B) All or any portion of an Eligible Rollover Distribution received and paid over to the Trust Fund on or before the sixtieth day after receipt by the Participant or Employee (except where a longer period may apply pursuant to a waiver under Code section 402(c)(3)(B)).

(2) Any Rollover Contribution transfer described herein (including a direct rollover described in Section 5.01(d)(1)(A)) shall be made and permitted only in accordance with Plan administrative procedures, and such procedures may include limitations on the form of the transfer (e.g., whether property other than cash will be permitted), minimum contribution requirements and required proof regarding the nature of distributing plans; provided, however that no transfer shall be permitted under circumstances which would make the Plan a “transferee plan” within the meaning of Q&A-5 of Treasury Regulation section 1.401(a)-20 or any successor provision thereto. Any Rollover Contributions with respect to a Participant or other eligible Employee shall be credited as a Contribution in an amount equal to the value of the Rollover Contribution as of the date of such contribution to the Plan. Notwithstanding the foregoing provisions of this Section 5.01(d), a Rollover Contribution that includes “after-tax” monies will only be accepted from a qualified trust under Code section 401(a) (and this Plan is a plan that agrees to provide for the separate accounting as described in Code section 402(c)(2)(A)); a Rollover Contribution that is part of an Eligible Rollover Distribution from an Eligible Retirement Plan that is an individual retirement account or annuity shall only be permitted if such an account/annuity is a “conduit” from another Eligible Retirement Plan other than such an account/annuity; and this Plan is not an Eligible Retirement Plan for purposes of this Section 5.01(d).

(3) Notwithstanding any other provision of this Section 5.01(d) to the contrary, a former Employee who retains an Account balance under this Plan and who has or who is eligible to receive an Eligible Rollover Distribution from a defined benefit pension plan sponsored by the Corporation shall be eligible to contribute a Rollover Contribution as described in (1) and (2) of this Section 5.01(d).

(4) The Plan may accept as a Rollover Contribution a Roth 401(k) elective deferral account from another employer’s qualified plan under Code section 401(a) only to the extent the rollover is permitted under the rules of Code section 402(c)(2).

(5) Rollover Contributions are allocated to a Participant’s Rollover Account or Roth Rollover Account, as applicable.

(e) Collection and Suspension of Contributions. The Participant’s contributions shall be paid into the Trust within a reasonable time and credited to the Accounts of the Participant. Contributions to the Plan are automatically suspended during any period of severance from service or period of absence without pay; provided that the Administrative Committee may authorize, under rules uniformly applicable to all Participants similarly situated, the continuation of contributions during such a period of absence.

(f) Notwithstanding any other provision of this Plan, Participant’s Contributions cannot relate to any period of the Participant’s Annual Total Salary that is currently available prior to the date of such election. Additionally, except for occasional, bona fide administrative considerations, such Contributions made pursuant to an election cannot precede the earlier of (i) the performance of services relating to the contribution; and (ii) when the Annual Total Salary that is the subject of the election would be currently available to the Employee in the absence of an election to defer.

5.02 Matching Contributions

(a) Beginning July 1, 2013. Effective as of July 1, 2013, the Employer shall allocate Matching Contributions for any month to the account of each Participant who made an Employee Contribution for such month in an amount equal to 100% of the Employee Contributions made by or on behalf of the Participant for such month up to 7% of his or her Annual Total Salary for such month.

(b) Beginning in 2010. For Plan Years beginning on and after January 1, 2010, the Employer shall allocate Matching Contributions for any month to the account of each Participant who made an Employee Contribution for such month in an amount equal to 100% of the Employee Contributions made by or on behalf of the Participant for such month up to 6% of his or her Annual Total Salary for such month.

(c) Before 2010. For Plan Years beginning prior to January 1, 2010, the Employer made a payment to the Trust equal to 75% of the sum of all Employee Contributions to the Plan each Plan Year up to 8% of the Participant’s Annual Total Salary; provided, however, that for purposes of calculating such Matching Contributions, cash bonuses payable for performances of one year or less were not considered to be a part of the Participant’s Annual Total Salary. Such Matching Contributions for any month were allocated to each Participant’s Matching Account in the proportion that such Participant’s Basic Contributions attributable to his Annual Total Salary to the Trust for such month compared to the Basic Contributions of all Participants based on their Annual Total Salary to the Trust for such month.

5.03 Profit Sharing Contributions

(a) Effective June 2, 2014, for each Plan Year the Corporation may, in the full discretion of the Board of Directors of the Corporation or such other party as designated by such Board of Directors, make a Profit Sharing Contribution to the Plan to be allocated to the Accounts of each Employee who (i) was both a Renewables Organization Employee and an eligible Employee for at least one day during the Plan Year and (ii) is an eligible Employee as of the last day of the Plan Year. Any such Profit Sharing Contribution shall be fully discretionary and may be based on such factors and criteria as may be determined in such amount as determined by the party exercising discretionary authority in the making of such contribution.

(b) Any profit sharing contribution to be allocated to Renewables Organization Employees for a Plan Year shall be allocated to such Renewables Organization Employees on the basis of each Renewables Organization Employee’s “Considered Compensation” for the Plan Year to the “Considered Compensation” of all Renewables Organization Employees for the Plan Year. For purposes hereof, a Renewables Organization Employee’s “Considered Compensation” shall mean the Renewables Organization Employee’s Compensation during that portion of the Plan Year when he/she is both a Renewables Organization Employee and an eligible Employee. For purposes of this Section 5.03, the types of compensation included in “Considered Compensation” shall be determined from time to time by the Board of Directors of the Corporation or its designee. The Profit Sharing Contribution allocated to an eligible Renewables Organization Employee for a Plan Year shall be credited to such Renewables Organization Employee’s Profit Sharing Account sub-account under such Employee’s Account. The balance in such Profit Sharing Account shall be subject to the vesting provisions of Section 10.02.

5.04 Forfeiture of Employer Contributions and Earnings

In the event any Participant should forfeit his rights and interests in any part of the contributions made by any Employer for his Account or any earnings thereon, the amount so forfeited shall be applied to reduce the subsequent Contributions of the Employers under the Plan. If the nonvested portion of a Participant’s Employer Account which had been forfeited is reinstated pursuant to Section 13.02(a) upon the Participant’s reemployment, the amount so reinstated shall be deducted from the forfeitures arising during the month in which such amount is reinstated. If the total forfeitures arising in such month are less than the total amounts so reinstated in the same month, the Employer’s Contribution shall be increased by the amount of the deficiency.

5.05 Voluntary Suspension of Contributions

(a) Pursuant to the provisions of Section 2 herein, a Participant may suspend his contributions to the Plan on any business day, such suspension to commence as soon as administratively practicable.

(b) Pursuant to the provisions of Section 2 herein, a Participant may resume his contributions to the Plan on any business day, such resumption to commence as soon as administratively practicable.

SECTION 6

EMPLOYEE STOCK OWNERSHIP PLAN PROVISIONS

6.01 Purpose and Scope

(a) Effective November 1, 2009, this Section and any other provisions of the Plan that relate to this Section are designated as a stock bonus plan for purposes of Code Section 401 and as an employee stock ownership plan for purposes of Code Sections 409 and 4975 and any other provision of the Code or ERISA that apply specifically to employee stock ownership plans. Such provisions may be referred to in the aggregate as the “ESOP Portion” of the Plan. Except as otherwise set forth herein, those provisions will not apply to the part of the Plan not intended to qualify as an ESOP, which may be referred to in the aggregate as the “401(k) Portion” or “Non-ESOP Portion” of the Plan.

(b) As of the above date, each type of Account identified in Section 1.01, shall be divided into two subaccounts, one of which shall hold Company Stock and the other of which shall hold all other types of assets of the Plan. Each subaccount that is designated to invest in Company Stock, together with any Forfeitures and earnings thereon, shall be considered part of the ESOP Portion of the Plan. Each subaccount designated to hold other investments shall be considered part of the Non-ESOP Portion of the Plan. Any reference in the Plan to the Valero Stock Fund shall be deemed to be a reference to the ESOP Portion of the Plan.

(c) The Corporation may designate all or any part of its contribution to the Plan under Section 5.02 for any Plan Year as being made to the ESOP Portion or Non-ESOP Portion of the Plan. All contributions made to the ESOP Portion of the Plan, whether by Participants or the Corporation, shall be held in one or more ESOP Subaccounts unless and until distributed or transferred to the Non-ESOP Portion of the Plan. Similarly, all Contributions made to the Non-ESOP Portion of the Plan, whether by Participants or the Corporation, shall be held in one or more Non-ESOP Subaccounts unless and until distributed or transferred to the ESOP Portion of the Plan.

(d) Participants may direct that all or any part of their Accounts held as part of the ESOP Portion or Non-ESOP Portion of the Plan be liquidated and transferred to the corresponding subaccount in the other Portion of the Plan as provided in Section 8.05. The ESOP Portion of the Plan shall be considered a Fund of the Plan for purposes of such transfers. Any restrictions on distribution of Contributions made to the Non-ESOP Portion of the Plan shall continue in effect if such Contributions are transferred to the ESOP Portion of the Plan.

6.02 Investment Policy

(a) The ESOP Portion of the Plan is designed and intended to be invested primarily in Company Stock. It is expected that 100% of all assets in the ESOP Portion of the Plan will be invested in Company Stock except that the ESOP Subaccounts may also hold cash pending investment in Company Stock or subsequent to liquidation of Company Stock in connection with a transfer or distribution of funds.

(b) The Trustee may purchase Company Stock from the Corporation or from any other person and may sell shares of Company Stock to the Corporation or any other person.

Shares purchased from the Corporation may be outstanding, newly issued or treasury securities. Notwithstanding the foregoing, the Plan may not obligate itself to acquire Company Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder.

(c) In the case of a transaction between the Plan and the Corporation or other disqualified person, the Fair Market Value of Company Stock shall be determined as of the date of the transaction. For all other purposes, Fair Market Value must be determined as of the most recent Valuation Date under the Plan. If the Corporation shall sell shares of Company Stock to or purchase shares of Company Stock from the Plan, no commission may be paid by the Plan in connection with any such sale or purchase.

6.03 Allocation of Income to ESOP Subaccounts

(a) Except as provided below, all income and losses of the ESOP Subaccounts shall be allocated to those accounts in the manner provided in Section 9.02. The ESOP Portion of the Plan shall be considered a Fund of the Plan for purposes of such allocation.

(b) Unless the Plan Administrator determines otherwise, any cash dividends paid on Company Stock held in the ESOP Subaccounts shall be used to repay any outstanding Exempt Loan; provided, however, that the Fair Market Value of shares of Company Stock allocated to each Participant’s ESOP Subaccount as a result of such dividend shall not be less than the amount of the dividend which would have been allocated to that Participant if the dividend had been allocated directly to Participants rather than applied to pay such loan. If no Exempt Loan is outstanding or if the Plan Administrator elects not to apply a dividend to the payment of such a loan, such dividends shall, subject to paragraph (c), be credited to the Participants’ ESOP Subaccounts and used to purchase Company Stock.

(c) Deductible Cash Dividends. If the Corporation deducts any cash dividends declared on Company Stock for Federal income tax purposes under Section 404(k) of the Code, it shall so inform the Plan Administrator.

(1) The Corporation may direct whether any such dividends shall be

(A) paid in cash to the Participants or their Beneficiaries,

(B) paid to the Plan and distributed in cash to Participants in the Plan or their Beneficiaries not later than 90 days after the close of the Plan Year in which they were paid to the Plan,

(C) at the election of such Participants or their Beneficiaries either payable as provided in clause (i) or (ii), or paid to the Plan and reinvested in Company Stock, or

(D) used to make payments on an Exempt Loan the proceeds of which were used to acquire Company Stock (whether or not allocated to Participants) with respect to which the dividend is paid; provided, however, that the Fair Market Value of shares of Company Stock allocated to a Participant’s

ESOP Subaccount as a result of such dividend shall not be less than the amount of such dividend which would have been allocated to such Participant if the dividend had been allocated among Participants rather than applied to pay such loan.

(2) If deductible dividends are retained by the Plan, the Plan Administrator shall establish a separate ESOP Dividend Account for each Participant eligible to share in such dividends unless such dividends are distributed, which Account shall be fully vested. The Plan Administrator shall also establish rules and procedures under which such elections may be made; provided, however, that each Participant to whom an election is available must be given a reasonable opportunity before the dividend is paid or distributed in which to make the election.

(3) Except as provided herein, any cash dividends declared on Company Stock shall be allocated to the Participants’ ESOP Subaccounts and shall be subject to the vesting schedule in Section 10.02. Any shares held in the ESOP Dividend Account may be transferred to the Participant’s ESOP Subaccount if the Participant is fully vested in that Account.

(d) The Plan Administrator shall have the authority to make rules and procedures as it deems appropriate to facilitate the allocation of earnings, losses, appreciation and depreciation allocable to the ESOP Subaccounts as it deems appropriate.

6.04 Distribution of Company Stock

Each Participant shall have the right to demand that his or her benefit from the ESOP Portion of the Plan be distributed in the form of Company Stock, except that fractional shares shall be paid in cash unless the Corporation permits the issuance of fractional shares. In the absence of such a demand, the Participant’s benefit may be distributed in cash or shares as determined by the Plan Administrator. If shares to be distributed have been acquired with the proceeds of an Exempt Loan and consist of more than one class of Company Stock, the Participant shall receive substantially the same proportion of each class.

6.05 General Loan Authority

(a) The Plan Administrator may direct the Trustee to borrow funds through an Exempt Loan, subject to the following requirements:

(1) To constitute an Exempt Loan, a loan must be primarily for the benefit of the Participants and their Beneficiaries based on all the surrounding facts and circumstances.

(2) The proceeds of which shall be used, within a reasonable time after their receipt, only to acquire Company Stock, to repay principal and interest on such loan or on a prior Exempt Loan.

(3) The terms of an Exempt Loan shall, at the time the loan is closed, be at least as favorable to the Plan as the terms of a comparable loan resulting from arm’s length negotiation between independent parties.

(4) The interest rate of the Exempt Loan shall be reasonable. A variable rate of interest may be used. However, the interest rate of the Exempt Loan and the price of Company Stock to be acquired with the Exempt Loan proceeds shall not, at the time the Exempt Loan is made, be such that Trust Fund assets might be dissipated.

(5) The Exempt Loan shall be for a specific term and may not be payable upon the demand of any person, except in the case of default.

6.06 Collateral, Recourse and Default Under Exempt Loan

(a) An Exempt Loan shall be without recourse against either the Plan or the Trust. The only Trust asset which may be given or pledged by the Trustee to secure an Exempt Loan is Company Stock which is either acquired with the proceeds of the loan or was used as collateral on a prior Exempt Loan which is paid with the proceeds of the subsequent Exempt Loan. No person entitled to payment under an Exempt Loan shall have any right to Trust assets other than (1) collateral given or pledged for the loan, (2) Matching Contributions that are made to meet the Plan’s obligations under the Exempt Loan, and (3) earnings attributable to such collateral and the investment of such contributions. Payments made with respect to an Exempt Loan by the Trust during a Plan Year shall not exceed an amount equal to the sum of such contributions and earnings received during or prior to the Plan Year less such payments in prior Plan Years. Such contributions and earnings must be accounted for separately in the books of the Plan and Trust until the Exempt Loan is repaid.

(b) In the event of a default upon an Exempt Loan, shares of Company Stock may be withdrawn from the ESOP Suspense Account (but not individual Participants’ Accounts) to satisfy such default. The value of the Company Stock that may be transferred from the ESOP Suspense Account to satisfy such loan shall not exceed the amount of default. If the lender is a disqualified person, an Exempt Loan shall provide for a transfer of Trust assets upon default only to the extent of the failure of the Trust to meet the payment schedule of the Exempt Loan. For purposes of this paragraph (b), the making of a guarantee does not make the guarantor a lender.

(c) An Exempt Loan shall provide for the release from encumbrance of Trust assets used as collateral for the loan. If (i) the annual payments of principal and interest (at a cumulative rate) are at least as rapid as level annual payments of such amounts over 10 years, (ii) the portion of each loan payment treated as interest does not exceed the amount of payment that would be treated as interest under standard loan amortization tables, and (iii) the loan term (including extensions and renewals) does not exceed 10 years, then the release shall be determined under subparagraph (1) below. Otherwise, or if the Corporation so elects in any event, the release of shares from the ESOP Suspense Account shall be determined under subparagraph (2).

(1) For each Plan Year in which any part of the Exempt Loan remains outstanding, the number of shares of Company Stock released must be equal to the number of encumbered shares of Company Stock held immediately before the release for the current Plan Year multiplied by a fraction, the numerator of which is the amount of principal paid by the Trust for the Plan Year and the denominator of which is the sum of the numerator plus all the principal to be paid by the Trust for all future years under the

Exempt Loan. The number of future years under the Exempt Loan shall be determined without taking into account any possible extensions or renewal periods. If the interest rate under the terms of loan is variable, the interest payable in future years must be computed by using the interest rate applicable at the end of the Plan Year. If the collateral includes more than one class of Company Stock, the number of shares of each class to be released for a Plan Year must be determined by applying the same fraction to each class.

(2) If shares are to be released under this subparagraph, then interest paid and to be paid in the future on the Exempt Loan shall be included in the numerator and denominator of the fraction.

6.07 ESOP Suspense Account

(a) All shares of Company Stock acquired by the Plan with proceeds from an Exempt Loan shall be added to and maintained in a separate ESOP Suspense Account and shall only be allocated to each Participant’s Account upon release from the ESOP Suspense Account.

(b) Subject to the limitations set forth in Section 7.04, allocations of Company Stock acquired pursuant to an Exempt Loan shall be allocated in the following manner:

(1) At least once during each Plan Year, the Plan Administrator shall allocate to the ESOP Subaccounts of Participants and Beneficiaries non-monetary units representing their interest in assets withdrawn from the ESOP Suspense Account since the preceding allocation date in the same manner as Matching Contributions are allocated under Section 5.02.

(2) No allocation of income shall be made to the ESOP Suspense Account other than the adjustment of such Suspense Account to reflect changes in Fair Market Value of shares of Company Stock held in such Account. Any dividends or other income otherwise allocable to such shares shall be used to pay administrative expenses of the Plan, to repay principal and interest on an Exempt Loan or treated as additional dividends or income on shares of Company Stock allocated to the ESOP Subaccounts of Participants.

(3) If a portion of a Participant’s Account is to be forfeited, the Company Stock allocated under subparagraph (b)(1) above may be forfeited only after all other assets. If interests in more than one class of Company Stock have been allocated to the ESOP Subaccount of a Participant or Beneficiary, the same portion of each class must be forfeited. Forfeitures of shares shall be allocated as provided in Section 5.03.

(c) It is expected that the Corporation will make sufficient contributions and declare sufficient dividends to allow the Plan to discharge any Exempt Loan entered into by the Plan. However, if unallocated shares of Company Stock are held in an ESOP Suspense Account at the time of any tender or exchange offer, merger or other reorganization, or upon termination of the Plan, the Plan Administrator may direct the Trustee to tender all or any portion of such shares to the Corporation or to such other person as it determines in full or partial satisfaction of the obligation of the Plan under any Exempt Loan.

(d) Notwithstanding any other provision of the Plan which may be to the contrary, in determining the distribution to a Participant, a Participant’s Account shall not include any shares of Company Stock acquired with the proceeds of an Exempt Loan until the close of the Plan Year in which that loan is repaid in full.

6.08 Put Option

(a) Except as provided below and in Section 6.09, no security acquired with the proceeds of an Exempt Loan may be subject to a put option, call option, buy-sell restriction or other option or arrangement while held by and when distributed from the Plan, regardless of whether the Plan continues to be qualified as an employee stock ownership plan. The provisions of this Section and Section 6.09 shall not apply at any time when Company Stock is publicly traded on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 at the time of distribution. To the extent that the protections and rights afforded Participants by this Section and Section 6.09 become applicable, they may not be terminated even if the Plan ceases to be an employee stock ownership plan as defined in Section 4975(e) (7) of the Code.

(b) Subject to the foregoing, any Company Stock distributed from the Plan shall be subject to a put option. The put option shall be exercisable in accordance with paragraph (b) only by a Participant or his donees, or by a person, including an estate or its Distributee(s), to whom the Company Stock passes by reason of the Participant’s death. The put option shall permit the Participant or Beneficiary to require the Corporation to purchase such Company Stock, but under no circumstances may the put option bind the Plan or Trust. The Plan and Trust may, however, assume the rights and obligations of the Corporation at the time the put option is exercised. If the Plan Administrator determines that a Federal or State law will be violated by the Company’s honoring a put option, the Plan Administrator shall designate one or more third parties to whom the Company Stock may be put, including any affiliate of the Corporation which has substantial net worth at the time the Exempt Loan is made and whose net worth is reasonably expected to remain substantial.

(c) A put option under this Section shall be exercisable for a period of sixty (60) days following the date of distribution of the Company Stock to the Participant or Beneficiary and (if not exercised during such period) for an additional period of sixty (60) days immediately following the completion of the next valuation of Company Stock that will apply in the Plan Year following the Plan Year of distribution, subject to such Regulations as may be prescribed by the Secretary of the Treasury. Such option may be exercised only by delivering to the Plan Administrator a written instrument stating the number of shares the Participant or Beneficiary is requiring the Corporation to purchase.

6.09 Put Option Price and Payment Terms

(a) The purchase price to be paid by the Company, Trustee or other purchaser under the foregoing Section shall be the Fair Market Value of the Company Stock determined as of the Valuation Date coincident with or immediately preceding the effective date of the sale. If the exercise of a put option under Section 6.08 pertains to a total distribution, payment of such price may be made by the Corporation or the Trustee in a single cash payment or in substantially equal periodic payments (not less frequently than annually) over a period not exceeding five (5) years from the date of exercise; provided that payments are made or begin within thirty (30) days after the date the put option is exercised. If payments are made under a deferred payment arrangement, adequate security shall be provided. If the exercise of a put option under the foregoing Section pertains to an installment distribution, payment of the purchase price shall be paid in full by the Corporation or the Trustee within thirty (30) days after the date the put option is exercised with respect to any such installment distribution. Any deferred payments shall bear interest at a per annum rate equal to one-half of one percent (0.5%) greater than the prime commercial lending rate quoted in The Wall Street Journal for the day on which such sale occurs (or the most recent prior quotation if the sale does not occur on a day on which such quotation is made), but in no event exceeding the maximum rate payable under the laws of the State of Texas.

(b) Payments made pursuant to a put option shall not be restricted by the provisions of an Exempt Loan.

SECTION 7

RESTRICTIONS AND LIMITATIONS ON CONTRIBUTIONS

7.01 Maximum Amount of Before-Tax Contributions and/or Designated Roth 401(k) Contributions

(a) Notwithstanding any other provisions of the Plan to the contrary, the maximum amount of Participant Contributions and Designated Roth 401(k) Contributions contributed by an Employer on behalf of any Participant during a Plan Year may not, when added to the amount deferred under any other plans or arrangements subject to the elective deferral limitations of Code section 402(g), exceed the “applicable dollar amount” as in effect for the Plan Year as provided under Code section 402(g)(1)(B), as such applicable dollar amount may be adjusted in accordance with the provisions of Code section 402(g)(4).

(b) For purposes of applying the requirements of Section 7.03 and Section 22.01, Excess Deferrals shall not be disregarded merely because they are Excess Deferrals or because they are distributed in accordance with this Section 7.01. However, Excess Deferrals made to the Plan on behalf of Non-Highly Compensated Employees are not to be taken into account under Section 7.03.

(c) As soon as practical after the close of each Plan Year, the Committee shall determine if there would be any Excess Deferrals. If there would be an excess Before-Tax Contribution and/or Designated Roth 401(k) Contribution by a Participant, the Excess Deferral, as adjusted by any earnings or losses, will be distributed to the Participant no later than April 15 following the Participant’s taxable year in which the Excess Deferral was made. The income allocable to the Excess Deferrals for the taxable year of the Participant shall be determined by multiplying the income for the taxable year of the Participant allocable to Before-Tax Contributions and/or Designated Roth 401(k) Contributions by a fraction. The numerator of the fraction is the amount of the Excess Deferrals made on behalf of the Participant for the taxable year. The denominator of the fraction is equal to the sum of (i) the total of the balances in the Participant’s Before-Tax Account and Designated Roth 401(k) Account as of the beginning of the taxable year, plus (ii) the Participant’s Before-Tax Contributions and/or Designated Roth 401(k) Contributions for the taxable year. Distributions of Excess Deferrals for a year shall be made first from the Participant’s Before-Tax Accounts, to the extent Before-Tax Contributions were made for the year, and then from the Participant’s Designated Roth 401(k) Account.

(d) Excess Deferrals shall be adjusted for income or loss up to the end of the Plan Year in which such Excess Deferrals were made.

7.02 Limitations on Before-Tax Contributions and/or Designated Roth 401(k) Contributions

(a) The Actual Deferral Percentage for eligible Highly Compensated Employees for any Plan Year must bear a relationship to the Actual Deferral Percentage for all other eligible Employees for the preceding Plan Year which meets either of the following tests:

(1) the Actual Deferral Percentage of the eligible Highly Compensated Employees is not more than the Actual Deferral Percentage of all other eligible Employees multiplied by 1.25; or

(2) the excess of the Actual Deferral Percentage of the eligible Highly Compensated Employees over that of all other eligible Employees is not more than two percentage points, and the Actual Deferral Percentage of the eligible Highly Compensated Employees is not more than the Actual Deferral Percentage of all other eligible Employees multiplied by two.

(b) For the initial Plan Year of any Employer which adopts this Plan as its separate plan, the amount taken into account as the Actual Deferral Percentage of Non-Highly Compensated Employees for the preceding Plan Year shall be (a) three percent (3%), or (b) if the Employer makes an election under this subclause, the Actual Deferral Percentage of Non-Highly Compensated Employees for the first Plan Year.

(c) For purposes of this test an eligible Employee is an Employee who is directly or indirectly eligible to make Before-Tax Contributions and Designated Roth 401(k) Contributions for all or part of the Plan Year. A person who is suspended from making Before-Tax Contributions and Designated Roth 401(k) Contributions because he has made a withdrawal is an eligible Employee. If no Before-Tax Contributions and/or Designated Roth 401(k) Contributions are made for an eligible Employee, the Actual Deferral Ratio that shall be included for him in determining the Actual Deferral Percentage is zero.

(d) If this Plan and any other plan or plans which include cash or deferred arrangements are considered as one plan for purposes of Code section 401(a)(4) or section 410(b), the cash or deferred arrangements included in this Plan and the other plans shall be treated as one plan for these tests. If any Highly Compensated Employee is a Participant of this Plan and any other cash or deferred arrangements of the Employer, when determining the deferral percentage of the Employee, all of the cash or deferred arrangements are treated as one. If the Employer elects to apply Code section 410(b)(4)(B) in determining whether the Plan meets the requirements of Code section 401(k)(3)(A)(i), the Employer may, in determining whether the arrangement meets the requirements of Code section 401(k)(3)(A)(ii), exclude from consideration all eligible Employees (other than Highly Compensated Employees) who are not 21 years of age or have not completed one year of active service by the end of the Plan Year.

(e) The Actual Deferral Percentages are to be calculated and the provisions of this Section are to be applied separately for each Employer which constitutes a separate controlled group or affiliated service group.

(f) A Section 401(k) Contribution will be taken into account under the Actual Deferral Percentage test of Code section 401(k) and this Section for a Plan Year only if it relates to Annual Compensation that either would have been received by the Employee in the Plan Year (but for the deferral election) or is attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within 2 1⁄2 months after the close of the Plan Year (but for the deferral election). In addition, a Section 401(k) Contribution will be taken into account under the Actual Deferral Percentage test of Code section 401(k) and this Section for a Plan Year only if it is allocated to an Employee as of a date within that Plan Year. For this purpose, a Section 401(k) Contribution is considered allocated as of a date within a Plan Year if the allocation is not contingent on participation or performance of services after that date and the Section 401(k) Contribution is actually paid to the Trust no later than 12 months after the Plan Year to which the Section 401(k) Contribution relates.

(g) Failure to correct Excess 401(k) Contributions by the close of the Plan Year following the Plan Year for which they were made could cause the Plan’s cash or deferred arrangement to be disqualified for the Plan Year for which the Excess 401(k) Contributions were made and for all subsequent years during which they remain in the Trust.

(h) As soon as practicable after the close of each Plan Year, the Committee shall determine whether the Actual Deferral Percentage for the Highly Compensated Employees would exceed the limitation. If the limitation would be exceeded for a Plan Year, before the close of the following Plan Year (a) the amount of Excess 401(k) Contributions for that Plan Year (and any income allocable to those Contributions) shall be distributed, or (b) to the extent provided in regulations issued by the Secretary of the Treasury, and permitted by the Committee, the Employee may elect to treat the amount of the Excess 401(k) Contributions as an amount distributed to the Employee and then contributed by the Employee to the Plan as an Employee After-Tax Contribution, provided the recharacterized amounts shall remain subject to the same rules and restrictions to which the Section 401(k) Contributions are subjected, or (c) the Employer may make a Qualified Nonelective Employer Contribution which it elects to have treated as a Section 401(k) Contribution; provided, however, that for Plan Years beginning on or after January 1, 2006, Qualified Nonelective Employer Contributions may be treated as Section 401(k) Contributions only if such contributions satisfy the requirements of Treasury Regulations section 1.401(k)-2(a)(6)(iv), or any successor provision. Additionally, Qualified Matching Contributions may only be used to calculate the limitation to the extent that such Qualified Matching Contributions are matching contributions that are not precluded from being taken into account under the average contribution percentage test for the Plan Year under the rules of Treasury Regulations section 1.401(m) - 2(a) 5(ii).

(i) Qualified Nonelective Contributions and Qualified Matching Contributions cannot be taken into account to determine the limitation to the extent such contributions are taken into account for purposes of satisfying any other average deferral percentage test, any average contribution percentage test, or the requirements of Treasury Regulation sections 1.401(k)-3, 1.401(m)-3, or 1.401(k)-4. Thus, for example, matching contributions that are made pursuant to Treasury Regulation section 1.401(k)-3(c) cannot be taken into account under the average deferral percentage test. Similarly, if the Plan switches from the current year testing method to the prior year testing method pursuant to Treasury Regulation section 1.401(k)-2(c), Qualified Nonelective Contributions that are taken into account under the current year testing method for a year may not be taken into account under the prior year testing method for the next year.

(j) The amount of Excess 401(k) Contributions to be distributed shall be that amount of the Section 401(k) Contributions by or on behalf of those Highly Compensated Employees with the largest Section 401(k) Contributions as is equal to the Excess 401(k) Contributions, taken ratably from each Account, based solely on those Section 401(k)

Contributions for the Plan Year. This initial distribution shall not reduce those Accounts affected below the next highest level of Section 401(k) Contributions. If any further reduction is necessary the same process is to be repeated at the next highest level of Section 401(k) Contributions by or on behalf of the Highly Compensated Employees, and if necessary repeated in successively lower levels of Section 401(k) Contributions until the cash or deferred arrangement satisfies the Actual Deferral Percentage test. Excess 401(k) Contributions shall be adjusted for income or loss through the end of the Plan Year in which the Excess 401(k) Contributions were made.

(k) Qualified Nonelective Employer Contributions shall be treated as Section 401(k) Contributions only if: (a) the conditions described in Treasury Regulation section 1.401(k)-1(b)(5) are satisfied and (b) they are allocated to Participants’ Accounts as of a date within that Plan Year and are actually paid to the Trust no later than the end of the 12 month period immediately following the Plan Year to which the contributions relate. If the Employer makes a Qualified Nonelective Employer Contribution that it elects to have treated as a Section 401(k) Contribution, the Contribution will be in an amount necessary to satisfy the Actual Deferral Percentage test and will be allocated first to those Non-Highly Compensated Employees who had the lowest Actual Deferral Ratio. The Excess 401(k) Contributions of Highly Compensated Employees will not be recharacterized to the extent that the recharacterized amounts would exceed the Contribution Percentage as determined prior to applying the Contribution Percentage limitations.

(l) Excess 401(k) Contributions may not be recharacterized after 2 1⁄2 months after the close of the Plan Year to which the recharacterization relates. The amount of recharacterized Excess 401(k) Contributions, in combination with After-Tax Contributions actually made by the Participant, may not exceed the maximum amount of Employee After-Tax Contributions (determined without regard to Section 7.03) that the Participant could have made under the provisions of the Plan in effect on the first day of the Plan Year in the absence of recharacterization. Any distributions of the Excess 401(k) Contributions for any Plan Year are to be made to Highly Compensated Employees on the basis of the amount of contributions by, or on behalf of, each Highly Compensated Employee.

7.03 Limitations on After-Tax Contributions and Employer Contributions

(a) The Contribution Percentage for eligible Highly Compensated Employees for any Plan Year must not exceed the greater of the following:

(1) the Contribution Percentage for all other eligible Employees for the preceding Plan Year multiplied by 1.25; or

(2) the lesser of the Contribution Percentage for all other eligible Employees for the preceding Plan Year multiplied by two, or the Contribution Percentage for all other eligible Employees for the preceding Plan Year plus two percentage points.

(b) For the initial Plan Year of any Employer which adopts this Plan as its separate plan, the amount taken into account as the Contribution Percentage of Non-Highly Compensated Employees for the preceding Plan Year shall be (a) three percent, or (b) if the Employer makes an election under this subclause, the Contribution Percentage of Non-Highly Compensated Employees for the first Plan Year.

(c) The Contribution Percentage for each group of such Employees for any Plan Year shall be the average of the ratios (calculated separately for each Employee in each such group) of (i) the After-Tax Contributions and Employer Contributions made on behalf of each such Employee for the preceding Plan Year to (ii) such Employee’s Compensation (as defined in Section 1.08) for the preceding Plan Year.

(d) To the extent necessary to conform to the limitations in Section 7.03(a), the Plan Administrator, before the close of the following Plan Year, may take any one or more of the following corrective actions, as determined by the Committee in its sole discretion:

(1) the amount of the Excess Aggregate 401(m) Contributions for that Plan Year (and any income allocable to those contributions) shall be distributed or forfeited (to the extent not vested), or

(2) the Employer may make a Qualified Nonelective Employer contribution which it elects to have treated as a Section 401(m) Contribution; provided, however, that for Plan Years beginning on or after January 1, 2006, Qualified Nonelective Employer Contributions may be treated as Section 401(m) Contributions only if such contributions satisfy the requirements of Treasury Regulations section 1.401(m)-2(a)(5)(ii), or any successor provision.

(e) Any distributions of the Excess Aggregate 401(m) Contributions for any Plan Year are to be made to the Highly Compensated Employee having the highest Employer Contributions for that Plan Year so that his portion of Excess Aggregate 401(m) Contribution and income allocable to such contributions is distributed to him, or if forfeitable, he shall forfeit such non-vested Excess Aggregate 401(m) Contributions and income allocable to such forfeitures until his Employer Contributions for that Plan Year equal the Employer Contributions for that Plan Year of the Highly Compensated Employee having the second highest Employer Contribution for that Plan Year. This process shall continue until all Excess Aggregate 401(m) Contributions have been distributed (or forfeited, if forfeitable). Forfeitures of Excess Aggregate 401(m) Contributions may not be allocated to Participants whose contributions are reduced under this Section.

(f) Excess Aggregate 401(m) Contributions shall be adjusted for income or loss through the end of the Plan Year in which the Excess Aggregate 401(m) Contributions were made.

7.04 Limitations on Contributions

(a) A Participant’s Annual Additions for any Plan Year (which shall also be the limitation year) shall not exceed the lesser of:

(1) $52,000 (or such adjusted amount as may be prescribed under Code section 415(d)); or

(2) 100 percent of the Participant’s Compensation for such Plan Year.

The limitation in Section 7.04(a)(2) shall not apply to (i) any contribution for medical benefits (within the meaning of Code section 419A(f)(2)) after separation from service which are treated as an Annual Addition, or (ii) any amount otherwise treated as an Annual Addition under Code section 415(l)(1).

(b) The Plan will be operated in compliance with section 415 of the Code and its regulations, the terms of which are incorporated into this Plan.

(c) If in any Plan Year a Participant’s Annual Addition exceeds the limitation determined under Section 7.04(a), such excess shall not be allocated to his accounts in any defined contribution plan but shall be handled in the following manner and order until such excess is eliminated:

(1) his After-Tax Contributions or any part thereof shall be refunded to him and his portion of any Employer Contribution attributable to such refunded Contributions shall be placed in a suspense account;

(2) his Designated Roth 401(k) Contributions or any part thereof shall be refunded to him and his portion of any Employer Contribution attributable to such refunded Contributions shall be placed in a suspense account; and

(3) his Before-Tax Contributions or any part thereof shall be distributed to him and his portion of any Employer Contribution attributable to such Before-Tax Contributions shall be placed in a suspense account.

(4) Such reductions shall be applied first to the Plan, and thereafter to any other defined contribution plan. The amount held in any suspense account that is attributable to Contributions of an Employer shall be used to reduce such Contributions by that Employer for the next Plan Year. Such suspense account shall share in the gains and losses of the Trust Fund on the same basis as other Accounts. Until the amounts held in the unallocated suspense account are exhausted, no future Employer Contributions shall be made to the Plan.

(5) For “limitation years” starting after July 1, 2007, the correction methods in former Treasury Regulations section 1.415-6(b)(6), including the maintenance of a Code section 415 suspense account, may be implemented if the Plan is eligible for the self-correction program of the Employee Plans Compliance Resolution System (“EPCRS”), but only if the requirements of Section 9 of Revenue Procedure 2008-50 (or superseding guidance) are satisfied, and those corrections will also be taken into account for purposes of the Voluntary Correction and Audit Closing Programs under EPCRS.

(d) The limitations and provisions of this Section 7.04 shall be applied in accordance with the provisions of Code section 415 and regulations issued thereunder, which are hereby incorporated by reference into the Plan. In addition, the limitations and reductions provided for in this Section 7.04 shall be applied in accordance with such rules, to the extent not provided elsewhere herein, as the Administrative Committee may prescribe from time to time to carry out the provisions of this Section and Code section 415, including any transition rules which are or have been applicable under Code section 415 resulting from the changes in the limitations provided thereunder.

(e) ESOP Portion.

(1) Notwithstanding the limitations of this Section, if not more than one-third of the contributions made by the Employer for any Plan Year that are deductible under Section 404(a)(9) of the Code and used to pay the interest or principal on an Exempt Loan are allocable to Highly Compensated Employees, then the limitations otherwise imposed by this Section shall not apply to Forfeitures of Company Stock if such stock was acquired with the proceeds of such a loan or to Employer Contributions that are deductible under Code Section 404(a)(9)(B) as interest payments on an Exempt Loan.

(2) In any Plan Year in which shares of Company Stock will be released from the ESOP Suspense Account due to payments made on an Exempt Loan, the amount resulting from that release that will be considered in determining Annual Additions will be the lesser of (i) the amount of the Matching Contribution used to pay both principal and interest on the Exempt Loan for that Plan Year and (ii) the Fair Market Value of the shares released from the Suspense Account on account of the repayment and allocated to Participants for that Plan Year.

7.05 Maximum Deductible Contributions

In no event shall an Employer make Employer Contributions and Before-Tax Contributions on behalf of Participants for any Plan Year in an amount greater than the maximum amount which is deductible by such Employer under the applicable provisions of Code section 404.

7.06 Participation in Multiple Plans

(a) The Actual Deferral Percentage of Highly Compensated Employees who are eligible to make Section 401(k) Contributions (and to have Qualified Nonelective Employer Contributions treated as Section 401(k) Contributions (for purposes of the Actual Deferral Percentage Test)) under more than one cash or deferred arrangement maintained by the same Employer shall be determined by accumulating all such contributions as if the contributions were made under the cash or deferred arrangement being tested.

(b) Additionally, the Actual Contribution Percentage of a Highly Compensated Employee who is eligible to make After-Tax Contributions, and/or to have Employer Contributions allocated to his Account, under more than one plan described in Code section 401(a) or arrangements described in Code section 401(m) that are maintained by the same Employer, shall be determined by accumulating all such contributions as if the contributions were made under the plan being tested. If a Highly Compensated Employee participates in two or more plans described in Code section 401(a) which are maintained by the same Employer that have different plan years, all Section 401(k) Contributions, on the one hand, and all After-Tax Contributions and Employer Contributions, on the other hand, made during the plan year under all such plans shall be aggregated.

7.07 Mandatory Aggregation

For Plan Years beginning on or after January 1, 2006, if this Plan satisfies the requirements of Code section 401(k), 401(m), 401(a)(4) or 410(b) only if it is aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then the relevant provisions of this Plan shall be applied by determining the Actual Deferral Percentage or the Contribution Percentage as if all such plans were a single plan. Notwithstanding the foregoing, plans may be aggregated for such purposes only if they have the same plan year and use the same testing method for determining whether the plans satisfy the requirements of this Section 7.

SECTION 8

INVESTMENT OF CONTRIBUTIONS

8.01 Funds

The Plan shall provide various Funds for the investment of amounts credited to the Accounts of Participants, which may include a self-directed brokerage window account to be made available to Participants on such terms as the Administrative Committee may determine from time to time. The Plan will make available at least four investment options. The Administrative Committee will have the authority to add or delete all investment options.

8.02 Investment of Participant Contributions

(a) A Participant may elect to have up to 100 percent of his Contributions (in increments of 1 percent) invested in any offered funds.

(b) Pursuant to the provisions of Section 2 herein, a Participant may change his election for investment of his Contributions to the Plan on any business day.

8.03 Investment of Employer Contributions

Contributions by the Employer shall be invested in accordance with the Participant’s investment election in effect with respect to his Contributions to the Plan at the time of the Employer Contribution as soon as practicable after receipt thereof by the Plan.

8.04 Trust Earnings, Dividends and Other Distributions

(a) Earnings of the Valero Stock Fund (e.g., dividends or other distributions on Company Stock) shall be reinvested in Company Stock.

(b) Earnings not subject to the provisions of Section 8.04(a) shall be reinvested into the respective funds to which such earnings are attributable.

8.05 Transfer Among Funds

(a) Participants with assets in any Fund may transfer assets into any one or more of the other Funds offered by following the procedures for transfer established by the Plan Administrator.

(b) With respect to assets credited to a Participant that represent Employer Contributions, a Participant may transfer up to 100% of such assets to any one or more of the other offered Funds by following the procedures for transfer established by the Plan Administrator.

8.06 Limitations on Investments in the Valero Stock Fund

Effective as of September 4, 2007, notwithstanding any other provision of this Section 8 to the contrary, the amount of a Participant’s Account that may be invested in the Valero Stock Fund shall be limited as follows:

(a) with respect to new Employee Contributions to the Plan, a Participant may not designate more than 20% of such Contributions to be invested in the Valero Stock Fund; and

(b) with respect to transfers from another fund to the Valero Stock Fund, no such transfer shall be permitted to the extent that such transfer shall result in the percentage of the aggregate value of the Participant’s Account hereunder that is invested in the Valero Stock Fund exceeding 50% of the aggregate value of the Participant’s Account.

(c) The foregoing limitations shall not be considered violated due to the allocation to a Participant’s ESOP Subaccount of an Employer Contribution that is made in the form of or is designated as part of the ESOP Portion of the Plan or to any Forfeitures arising from such contributions. All allocations of Employer Contributions and Forfeitures shall be considered in determining whether a Participant’s investment direction of his or her account is restricted by paragraph (a) or (b).

SECTION 9

VALUATION OF PARTICIPANTS’ ACCOUNTS

9.01 Maintenance of Accounts

(a) The Plan Administrator shall maintain an After-Tax Account, a Before-Tax Account, a Designated Roth 401(k) Account, a Rollover Account, a Rollover Designated Roth 401(k) Account and a Matching Account for each Participant, and shall maintain a Profit Sharing Account for each Renewables Organization Participant, which Accounts shall be adjusted to reflect all contributions, withdrawals, income, expenses, gains and losses attributable thereto. The following Accounts shall be credited with the following Contributions pursuant to the indicated Plan Sections:

Account	Contribution Type	Made By	Plan Section
Before-Tax	Before-Tax	Participant	5.01(b)
After-Tax	After-Tax	Participant	5.01(b)
Roth 401(k)	Designated Roth 401(k)	Participant	5.01(b)
Rollover	Rollover	Participant	5.01(d)
Roth Rollover	Roth Rollover	Participant	5.01(d)
Matching	Matching	Employer	5.02
Profit Sharing	Profit Sharing	Employer	5.03

(b) A Participant shall not have any interest in, or right in respect of, his Matching Account and/or Profit Sharing Account except as expressly provided in the Plan. The Assets of the Plan shall be valued at current market value at each Valuation Date, and as soon as practicable after the end of each Plan Year. The Plan Administrator shall furnish to each Participant a statement setting forth the value of his Accounts as of the end of said Plan Year.

9.02 Allocation of Investments

As soon as practicable after each Valuation Date, the Plan Administrator shall allocate to the Accounts of each Participant the number of shares of Company Stock and his interest in the other funds as may have been purchased by funds in such Participant’s Accounts for the period since the previous valuation, representing (i) Participant contributions, (ii) Matching Contributions and/or Profit Sharing Contributions, as applicable, for the account of such Participant, and (iii) dividends, interest and other distributions on investments previously allocated to such Participant’s Accounts. Shares of stock received by the Plan as a stock dividend or by reason of a stock split shall be allocated and credited to the Accounts of the Participants who have an interest in said stock.

SECTION 10

VESTED PORTION OF ACCOUNTS

10.01 Participant Accounts

Each Participant is 100% vested in his After-Tax Account, Before-Tax Account, Roth 401(k) Account, Rollover Account and Roth Rollover Account, and such Accounts shall be taken into account in determining each Participant’s vested benefits under the Plan.

10.02 Matching Account and Profit Sharing Account

(a) Each Participant shall be vested in his Matching Account at the percentage determined in accordance with the following schedule:

Years of Continuous Service	Percentage
less than one year	0%
1	20%
2	40%
3	60%
4	80%
5	100%

(b) Each Participant who is eligible to receive a Profit Sharing Contribution shall be vested in his Profit Sharing Account at the percentage determined in accordance with the following schedule:

Years of Continuous Service	Percentage
less than three years	0%
three years or more	100%

(c) Notwithstanding the foregoing percentage tables, each Participant shall have a fully vested and nonforfeitable interest in the balance standing to the credit of his Matching Account and Profit Sharing Account, if applicable, upon his or her attainment of Normal Retirement Age.

(d) Continuous Service shall refer to all periods of service recognized under the Plan, determined as provided in Section 4.01.

10.03 Other Vesting Provisions

In addition to the vesting provisions of this Section 10, there are additional vesting provisions in Sections 19.03, 19.04 and Appendix A.

SECTION 11

WITHDRAWALS WHILE IN SERVICE

11.01 Eligibility for Withdrawals

Only a Participant who is also an Employee may make a withdrawal under this Section 11.01.

11.02 Withdrawal of the Participant’s After-Tax Account

A Participant can elect to withdraw in whole or in part the value of his After-Tax Account. The Participant is not automatically suspended from making any contribution to the Plan upon electing such a withdrawal. Only one such withdrawal from the Participant’s After-Tax Account shall be permitted during any six-month period. Section 11.08 coordinates with this Section 11.02.

11.03 Withdrawal of the Participant’s Matching Account

Upon becoming fully vested in his/her Matching Account, a Participant can elect to withdraw, in whole or in part, the value of such Account. Further, the Participant is eligible to elect to withdraw under this provision again upon completion of thirty-six (36) months from the date of a previous withdrawal under this provision. The Participant is not automatically suspended from making any contribution to the Plan upon electing a withdrawal under the provisions of this Section 11.03. Section 11.08 coordinates with this Section 11.03.

11.04 Withdrawal of the Participant’s Profit Sharing Account

Upon becoming fully vested in his/her Profit Sharing Account, a Participant can elect to withdraw, in whole or in part, the value of such Account. Further, the Participant is eligible to elect to withdraw under this provision again upon completion of thirty-six (36) months from the date of a previous withdrawal under this provision. The Participant is not automatically suspended from making any contribution to the Plan upon electing a withdrawal under the provisions of this Section 11.04. Section 11.08 coordinates with this Section 11.04.

11.05 Withdrawal of Participant’s Previous Employer Rollover Contributions

A Participant can elect to withdraw in whole or in part the value of his Rollover Account. The Participant is not automatically suspended from making any Contribution to the Plan upon electing a withdrawal of his Rollover Account. A Participant is, however, limited to one withdrawal from the Participant’s Rollover Account during any six-month period. Section 11.08 coordinates with this Section 11.04.

11.06 Age 59 1⁄2 Withdrawal

(a) A Participant who has attained age 59 1⁄2 may make a withdrawal under this Section 11.06 at any time. A Participant is, however, limited to one such withdrawal from the Participant’s Account during any six-month period. A withdrawal under this Section 11.06 can be for all or part of the Participant’s vested Accounts and need not qualify as a lump sum distribution under Code section 402(d)(4). Section 11.08 coordinates with this Section 11.06.

(b) Distributions of Designated Roth 401(k) Contributions.

(1) Qualified Distribution. Any “qualified distribution” (as that term is defined below in Section 11.06(b)(2)(A) below) from a Participant’s Designated Roth 401(k) Account shall not be includible in the Participant’s gross income provided such qualified distribution is made after the nonexclusion period (as that term is defined in Section 11.06(b)(2)(B) below).

(2) Definitions. For purposes of this Section 11.06(b),

(A) “Qualified distribution” means any payment or distribution:

(i) made on or after the date on which the Participant attains age 59 1⁄2;

(ii) made to a Beneficiary (or to the estate of the Participant) on or after the death of the Participant; or

(iii) attributable to the Participant’s disability;

provided, however, that the term qualified distribution shall not include any distribution of any Excess Deferral under Section 7.01 or any Excess 401(k) Contributions under Section 7.02, and any income on the Excess Deferrals or Excess 401(k) Contributions.

(B) “Nonexclusion period” means the five-taxable-year period beginning with the earlier of:

(i) the first day of the first taxable year for which the Participant made a Designated Roth 401(k) Contribution to any Designated Roth 401(k) Account established for such Participant under this Plan; or

(ii) if a Rollover Contribution was made to a Participant’s Roth Rollover Account from a designated Roth 401(k) account previously established for such Participant under another employer’s retirement plan or a Roth 401(k) IRA, the first day of the first taxable year for which the Participant made a designated Roth 401(k) contribution to such previously established account.

11.07 Financial Necessity Withdrawals

(a) Upon furnishing proof of a bona fide financial necessity, a Participant may at any time, but no more often than once in any six-month period, withdraw an amount necessary to satisfy the financial necessity. The amount needed to satisfy the financial necessity shall come from the Participant’s Accounts in the following order of priority: the After-Tax Account, Roth 401(k) Account, the earnings on the preceding accounts, the vested portion of the Employer Account and earnings thereon, and the Before-Tax Account and earnings thereon. The Participant’s withdrawal from his Before-Tax Accounts shall not exceed the aggregate amount of his Before-Tax Contributions to the Plan. The following provisions in (b) shall apply to financial necessity withdrawals.

(b) Financial Necessity Withdrawal Requirements. In order to obtain a financial necessity withdrawal from a Participant’s Accounts, such Participant must demonstrate to the Administrative Committee (i) that an immediate and heavy financial need exists, and (ii) that amounts held in the Participant’s Accounts are necessary to satisfy such need.

(1) The determination of whether a Participant has an immediate and heavy financial need shall be made on the basis of all relevant facts and circumstances. For example, the need to pay the funeral expenses of a family member would generally constitute an immediate and heavy financial need, whereas a distribution made to a Participant for the purchase of a boat or television would not. A financial need shall not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred by the Participant.

(2) Categories of circumstances under which distributions are deemed to constitute an immediate and heavy financial need are:

(A) Expenses for (or necessary to obtain) medical care that would be deductible under Code section 213(d) (determined without regard to whether the expenses exceed 7.5% of the Participant’s adjusted gross income), and such medical expenses of the Participant’s primary Beneficiary;

(B) Costs directly related to the purchase of the Participant’s principal residence (excluding mortgage payments);

(C) Payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Participant, or the Participant’s spouse, children, or dependents (as defined in Code section 152, as determined without regard to Code sections 152(b)(1), 152(b)(2) and (d)(1)(B)), and such expenses of the Participant’s primary Beneficiary;

(D) Payments necessary to prevent eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage of that residence;

(E) Payments for burial or funeral expenses incurred for the Participant’s deceased parent, spouse, children or dependents (as defined in Code section 152, as determined without regard to Code section 152(d)(1)(B)), and the payments for burial or funeral expenses of the Participant’s primary Beneficiary’s deceased parent, spouse, children or dependents (as defined in Code section 152, as determined without regard to Code section 152(d)(1)(B)); and

(F) Expenses incurred for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code section 165 (determined without regard to whether the loss exceeds 10 percent of adjusted gross income).

(3) To the extent that the above list of general categories may be expanded in the future through the publication by the Internal Revenue Service of notices or revenue rulings, this Section 11.07(b)(2) shall, upon resolution adopted by the Administrative Committee, automatically incorporate such additional provisions, effective as of the date such adoption. The amount of an immediate and heavy financial need may include amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

(c) Absent an applicant’s circumstances constituting one of the above categories of this Section 11.07(b), the Administrative Committee may still permit a financial necessity withdrawal, provided that the attendant facts and circumstances constitute a “bona fide financial necessity” in its considered opinion (i.e., conditions of sufficient severity that a Participant is confronted by present or impending financial strain, etc.).

(1) Any financial necessity withdrawal of is permissible only to the extent necessary to satisfy the financial need. A distribution generally may be treated as necessary to satisfy a financial need if the Administrative Committee relies upon the Participant’s written representation, unless the Administrative Committee has actual knowledge to the contrary, that the need cannot reasonably be relieved (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the Participant’s assets; (iii) by cessation of Participant contributions to the plan; (iv) by other distributions or nontaxable loans from the plans; or (v) by borrowing from commercial lenders. A need cannot reasonably be relieved by one of the actions enumerated in the preceding sentence if the effect would be to increase the amount of the need.

(2) Assets of a Participant’s spouse and children that are reasonably available shall be considered as a Participant’s assets available for liquidation. Thus, for example, a vacation home owned by the Participant and the Participant’s spouse, whether as community property, joint tenants, tenants by the entirety, or tenants in common, generally will be deemed a resource of the Participant.

(A) The Participant shall provide written representations to the Administrative Committee that a withdrawal is necessary to satisfy the financial need. Such representations shall include:

(i) A balance sheet and statement of cash flows;

(ii) A statement certifying that no part of the amount needed could be obtained by reasonable liquidation of their assets; and

(iii) Documentation from a commercial lender of loan rejection, or the maximum amount for which such lender agreed to approve a loan.

(B) Absent the Participant’s representations required under Section 11.07(c)(2)(A), the Administrative Committee may still permit a financial necessity withdrawal pursuant to the provisions of this Section, provided that all of the following conditions are met:

(i) The withdrawal does not exceed the amount necessary to meet the need (including taxes applicable to the withdrawal);

(ii) The Participant has obtained all distributions and loans currently available under all plans maintained by the Corporation;

(iii) The Participant is prohibited under the terms of the plan or an otherwise legally enforceable agreement from making any contributions under all Valero plans (including nonqualified plans (e.g., stock option plans, etc.), but excluding health and welfare benefit plans) for at least six months after receipt of the financial necessity withdrawal.

11.08 Payment of Withdrawals – General Provisions

(a) All withdrawals under this Section 11 will be paid in cash from the various Funds and in whole shares of Company Stock, provided that the Participant may specify payment of cash in lieu of stock. The Participant’s notice to the record keeper must specify the type of withdrawal. Fractional shares of stock shall be paid in cash. Withdrawals under this Section 11 are from a Participant’s After-Tax Account, Rollover Account, Matching Account and Profit Sharing Account. The Participant’s Account shall be adjusted to reflect withdrawals made under this Section 11 as of the effective date of the withdrawal.

(b) The Participant’s notice to the record keeper must specify the type of withdrawal. In the event that the Participant elects to receive payment in cash, he is authorizing, and the Plan Administrator shall so notify (if in the view of the Plan Administrator such action is advisable or necessary), the Plan to sell his shares of Company Stock on the open market, and agrees to accept proceeds from the sale of Company Stock obtained by the Plan. In order to facilitate cash withdrawals under this Section 11, in lieu of a sale or sales on the open market, the Plan Administrator may, at its option, authorize the record keeper to sell such shares to either the Corporation or the Benefits Trust, at a price determined by the average of the “high” and “low” sales price of Company Stock, as reported in the New York Stock Exchange listing in the Wall Street Journal or other listing or quotation medium as appropriate (corrected to exclude typographical errors) on the appropriate business day. The Participant’s Account shall be adjusted to reflect withdrawals made under this Section 11 as of the effective date of the withdrawal.

(c) The provisions of Sections 11.08(a) and 11.08(b) above notwithstanding, the Plan Administrator may direct the Trustee to make all payments of withdrawals with respect to shares of Company Stock allocated to a Participant’s Account after a specified effective date in shares of Company Stock except for cash in lieu of fractional shares.

(d) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Participant’s election under this Section, a Participant may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution transferred:

(1) directly to an Eligible Retirement Plan specified by the participant in a Direct Rollover, or

(2) directly to the Participant (if, within 60 days, the Participant rolls it over to an Eligible Retirement Plan).

(e) At least 30 days prior to making a withdrawal election or receiving a withdrawal under Section 11 that constitutes an Eligible Rollover Distribution, a Participant will be provided a notice according to Code section 402(f) that gives the Participant the opportunity to consider the decision of whether or not to elect to make an Eligible Rollover Distribution.

(f) If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence fewer than 30 days after the notice required under Treasury Regulation section 1.411(a)-11(c) is given, provided that:

(1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(2) the Participant, after receiving the notice, affirmatively elects a distribution.

11.09 Special Withdrawal Provisions

Appendix A contains special provisions that may apply to certain amounts transferred to this Plan.

SECTION 12

LOANS

12.01 General Rules

(a) A “Participant” may obtain a loan from all or any portion of the vested amounts credited to his/her Account. Any such loan shall be subject to the provisions of this Section 12. Subject to the provisions of this Section, the Corporation may from time to time adopt such rules relating to the terms, conditions and the making of loans as it deems appropriate, including, without limitation, rules limiting the number and frequency of the loans that may be made to a Participant, and governing the loan repayment procedures. In addition, the Corporation may temporarily limit loans, deny loans and declare moratoriums on the granting of loans to Participants. Any such moratorium shall not affect a Participant’s obligation to repay any outstanding loan.

(b) Notwithstanding the provisions of Section herein, the “effective date” of any loan subject to the provisions of this Section 12 shall be approximately one calendar month following the date on which such loan is funded.

(c) Notwithstanding any provision of this Section 12 to the contrary, a Participant may have two loans outstanding under the Plan at any time.

12.02 Forms of Loan Proceeds.

At the Participant’s election, and subject to the provisions of this Section 12, loan proceeds shall take the form of cash. Such loan shall be limited to the Participant’s Accounts on which such loan is funded.

12.03 Amount of Loan.

(a) The maximum loan amount a Participant may have outstanding at any time shall not exceed the lesser of:

(1) $50,000, reduced by the excess (if any) of—

(A) the highest outstanding balance of all Plan loans to such Participant during the one-year period ending on the day before the date on which a loan is made, over

(B) the outstanding balance of all Plan loans to such Participant on the date on which such loan is made, or

(2) one-half of the current value of such Participant’s vested interest in his Account.

(b) The minimum permissible loan amount shall be $500.

12.04 Term of Loan.

The term for the repayment of any loan under this Section 12 shall not extend beyond a five-year period from the effective date of the loan; provided, however, that if such loan is to finance the purchase, by the Participant, of a dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Participant, the term of such loan shall not exceed 15 years. Loans to improve an existing principal residence, to purchase a second home, or to finance the purchase of a home or home improvements for other members of the Participant’s family are subject to a maximum term of five years.

12.05 Interest Rate

(a) All loans will bear a reasonable rate of interest which will be established by the Committee. In determining the proper rate of interest to be charged, at the time any loan is made or renewed, the Committee may contact one or more of the banks in the geographic location in which the Participant or Beneficiary resides to determine what interest rate the banks would charge for a similar loan taking into account the collateral offered.

(b) Interest shall accrue monthly as of the last day of each calendar month, computed on the outstanding loan balance at such date.

12.06 Evidence of Loan

All loans under this Section 12 shall be evidenced by a promissory note, in such form and containing such terms and conditions as the Plan Administrator shall from time to time prescribe. In the case of a Plan loan to finance the purchase by the Participant of a principal residence which is secured by a residential mortgage, such mortgage shall be subject to the provisions of Section 12.09.

12.07 Loan Payments.

The Plan Administrator shall adopt rules and procedures for the ordering and/or allocation of a loan payment among a Participant’s Accounts and investment funds.

12.08 Loan Repayments.

(a) All loan repayments of principal and interest shall be made in cash in substantially equal monthly amounts so as to amortize the outstanding loan balance over the term of the loan. Repayments of principal and interest received on each loan shall be credited to a Participant’s Accounts under the Plan as soon as administratively practicable.

(b) With respect to loans made to Employees, loan repayments shall be made by way of semi-monthly payroll deduction.

(c) To the extent that circumstances prohibit loan repayments to be made by semi-monthly payroll deductions, such loan repayments shall be made by the applicable administrative procedure. All loan repayments shall first be applied to reduce the amount of accrued interest on the loan prior to any reduction of principal.

(1) Generally, a default shall occur upon the failure of a Participant to timely remit payments under the loan on the last day of the calendar quarter following the quarter in which a missed installment payment was due. In such event, the Plan Administrator shall take such reasonable actions which a prudent fiduciary in like circumstances would take to protect and preserve Plan assets. However, the Plan Administrator shall not be required to commence such actions immediately upon a default. Instead, the Plan Administrator may grant the Participant reasonable rights to cure any default, provided such actions would constitute a prudent and reasonable course of conduct for a professional lender in like circumstances. In addition, if no risk of loss of principal or income would result to the Plan, the Plan Administrator may choose, in its discretion, to defer enforcement proceedings. If the qualified status of the Plan is not jeopardized, the Plan Administrator may treat a loan that has been defaulted upon and not cured within a reasonable period of time as a deemed distribution from the Plan.

(2) Loans in default shall be subject to the provisions of Section 12.09.

(d) Notwithstanding the preceding, loan repayments may be suspended while a Participant is on military leave in accordance with Code section 414(u)(4). Loan repayments must resume upon reemployment by the Employer following completion of the military leave and the loan must be repaid in substantially level installments over a period that ends no later than the date that is five years from the origination date of the loan plus the period of military leave.

(e) Notwithstanding the preceding, loan repayments may be suspended while a Participant is on an approved leave of absence for a period of no more than 12 months. Upon return from the leave of absence, the loan shall be reamortized and repaid in substantially level installments over a period that ends no later than the date that is five years from the origination date of the loan.

(f) A Participant shall be entitled to pay off a loan without penalty with respect to the outstanding principal amount of and interest accrued on a loan.

12.09 Security for Loan

(a) The outstanding principal balance of and accrued interest on any loan to a Participant shall be secured by the balances credited to his Accounts (which shall include such outstanding loan balance). To the extent a Participant’s Accounts (and other security, where applicable) are insufficient to pay all amounts due and payable on a loan, the Participant shall be liable for any deficiency.

(b) The Plan Administrator shall have sole authority to approve the acceptance by the Plan of any residential mortgage given as additional security for any Plan loan to finance the purchase, by a Participant, of a dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Participant. The Plan Administrator’s approval of a residential mortgage shall be made upon a review by the Plan Administrator of documentation and other evidence satisfactory to the Plan Administrator and in accordance with a uniform, nondiscriminatory policy applied by the Plan Administrator.

(1) If a residential mortgage is given as security for a loan, all persons having an ownership interest in the property subject to the mortgage must agree to execute the mortgage and to be bound by the terms of such mortgage.

(2) The preparation and costs of the mortgage instrument, notary fees, recordation fees, title reports and title insurance or legal opinions, surveys, and other associated costs shall be the responsibility of the Participant.

12.10 Loan Default

(a) In the event a Participant defaults on a loan, the entire outstanding balance of and accrued interest on the loan shall be due and payable. The amount of such loan default shall be charged against such Participant’s Account in accordance with rules and procedures prescribed by the Corporation from time to time and charges against the Participant’s Account shall be treated as a distribution with respect to the Participant.

(b) Provided, however, that until there is a distributable event under the Plan, there shall be no offset against the Participant’s Account balance with regard to any portion of his Account containing Before-Tax Contributions.

SECTION 13

DISTRIBUTIONS UPON DEATH, DISABILITY, RETIREMENT OR TERMINATION OF SERVICE

13.01 Distributions Upon Death, Disability or Retirement

(a) Any other provisions hereof to the contrary notwithstanding, a Participant, or his Beneficiary in the event of his death, shall be entitled to the entire value of his Account, whether or not the same shall have vested in him, upon the occurrence of any of the following events:

(1) his/her death;

(2) his/her becoming totally and permanently disabled; or

(3) his/her termination of employment on or after the date on which he/she attains Normal Retirement Age.

(b) The Administrative Committee shall determine whether or not a Participant is totally and permanently disabled, and its determination in this respect shall be conclusive and binding on all parties. Such determination shall be made on the basis of medical reports and other evidence satisfactory to the Administrative Committee and in accordance with a uniform, nondiscriminatory policy applied by the Administrative Committee but need not be consistent with determinations made under other plans or insurance policies of the Corporation.

13.02 Distributions Upon Other Termination of Service

(a) In the event a Participant has incurred a severance from employment from all Employers and Affiliated Companies within the meaning of Code section 401(k)(2)(B)(i)(I), for any reason other than a reason specified in clause (1), (2) or (3) of Section 13.01(a), he shall be entitled to the value of his Account derived from Employee Contributions, and the vested portion of the value of his Employer Account. Notwithstanding the foregoing, a Participant shall not be deemed to have incurred a separation from service merely because the Participant’s status changes from a common law employee of an Employer to a Leased Employee of an Employer. If the former Participant receives a distribution of his entire vested interest in said Accounts, the nonvested amount in the Accounts is immediately forfeited.

(b) However, if the Participant is reemployed, all of his Accounts containing Employer Contributions (unadjusted for subsequent gains or losses) shall be restored if he repays to the Trustee that portion of the distribution which was derived from Employer Contributions before the earlier of five years after the first date on which the Participant is subsequently reemployed by an Employer or the close of the first period of five consecutive one-year Breaks in Service commencing after the distribution.

(c) If a Former Participant who has a vested interest in his Accounts containing Employer Contributions receives no distribution, or a distribution of less than the full amount of the Participant’s entire vested interest (e.g., installment payments), as a result of his termination and participation in the Plan, the nonvested amount in his Accounts shall be immediately forfeited following five consecutive one-year Breaks in Service. The portion of the Participant’s Account that was vested as of the date of his/her Severance from Service shall continue to be vested regardless of the Participant’s number of years of Breaks in Service. A Participant who receives no distribution of Employer Contributions because he had no vested interest shall be treated as if he received a distribution of his entire vested interest and that interest shall be deemed to have a value of $0. The foregoing provisions of this Section 13.02 notwithstanding, if a Participant commences employment with an Employer or an Affiliated Company immediately following termination of employment with another Employer or Affiliated Company he shall not be deemed to have a separation from service for purposes of this Plan.

13.03 Methods of Distribution

(a) Upon any distribution in accordance with the provisions of this Section 13, the Plan shall deliver to the Participant or his designated Beneficiary, as the case may be, the account balance of the Accounts to which he is entitled in whole shares of Company Stock and cash for fractional shares and his interest in all other funds. Such distribution shall be made in the form of a single sum distribution. In lieu of receiving a distribution in the normal form as provided in the foregoing provisions of this Section 13.03(a), a Participant or Beneficiary may elect to receive the entire distribution in cash.

(b) In lieu of a single sum distribution pursuant to Section 13.03(a), a Participant or the Beneficiary of a deceased Participant may elect to receive the value of his Accounts by installment payments in substantially equal monthly amounts continuing over a period certain not exceeding the lesser of (i) five years, or (ii) the Participant’s life expectancy or the joint life expectancy of the Participant and his designated Beneficiary (with such installments and life expectancy being determined in accordance with Code section 401(a)(9)(D) and other applicable provisions of the Code). A Beneficiary who makes an election under this Section 13.03(b) shall designate a contingent Beneficiary at the time of such election. A Participant or Beneficiary who has made an election under this Section 13.03(b) may revoke such election at any time, by written notice filed with the Plan Administrator, and receive the remaining balance of the Participant’s Accounts in a lump sum within 90 days thereafter. Notwithstanding the foregoing provisions of this Section 13.03(b), a Participant or designated Beneficiary who has attained age 70 1⁄2 shall not be allowed to elect distribution under the installment form under this Section 13.03(b).

13.04 Payment of Distributions

(a) Subject to the provisions of this Section 13.04, distributions pursuant to this Section 13 shall be made to or commenced with respect to the Participant as soon as practicable following the event giving rise to the distribution; provided, however, that if the value of the nonforfeitable portion of the balance credited to the Participant’s Account at the time the distribution is to be made or commenced exceeds $1,000 (or such higher amount as may be permitted by applicable law or regulation), then such distribution shall not be made at any time before the Participant attains age 65 without his consent. If the Participant’s Account at the time the distribution is to be made or commenced is equal to or less than $1,000 (or such higher amount as may be permitted by applicable law or regulation), the Account may be distributed to the Participant without his or her consent.

(b) A participant may elect, by giving written notice to the Plan Administrator no later than ten work days after his termination of service with the Employer or an Affiliated Company, to have the Plan hold his Accounts in order to make a total distribution to him at a date not later than April 1 of the calendar year after which such Participant attains age 70 1⁄2. He shall continue to participate in the earnings and losses of the Trust until his Accounts have been distributed. At any time prior to the date specified for such distribution the Participant may, by written notice to the Plan Administrator, revoke such election and receive the total value of his Accounts at that time.

(c) Unless the Participant has otherwise elected, the distribution to the Participant of his interest in the Plan shall commence not later than the sixtieth day following the close of the Plan Year in which the later of the following two events occur:

(1) the Participant attains age 65, or

(2) the Participant terminates service with the Employers and the Affiliated Companies.

(d) Notwithstanding any other provision in this Section 13.04 to the contrary, each Participant must begin receiving a distribution under the Plan on or before April 1st of the calendar year following the later of the calendar year in which the Participant retires or attains age 70 1⁄2 in the amount required by Code section 401(a)(9), Treasury Regulation sections 1.401(a)(9)-1 through 1.401(a)(9)-9, and other applicable revenue rulings, notices and guidance published by the Internal Revenue Service, the terms of which shall control conflicting provisions of this Plan. The provisions of the Plan regarding payment of distributions shall be interpreted and applied in accordance with such requirements. In complying with such minimum distribution requirements, distributions under the Plan shall also be made in accordance with the “incidental death benefit” as described in Code Section 401(a)(9)(G).

(e) Notwithstanding any other provision in this Section 13 to the contrary, a Participant’s benefits shall be distributed by a method of distribution beginning no later than the date required pursuant to Section 13.04(d), over the life of the Participant or over the lives of such Participant and a designated Beneficiary, or within or over a period not extending beyond the life expectancy of such Participant or the joint life expectancy of such Participant and a designated Beneficiary. If the distribution of a Participant’s benefits have commenced in accordance with Sections 13.03 and 13.04 and the Participant dies before his entire interest has been distributed to him, the remaining portion of the Participant’s benefits shall be distributed at least as rapidly as under the method of distribution being used under the immediately preceding sentence of this Section 13.04(e) as of the date of the Participant’s death. If a Participant dies prior to the commencement of the payment of his benefits, the Participant’s benefits shall be distributed within five years after the death of such Participant, provided that if (i) any portion of the Participant’s benefits are payable to a designated Beneficiary, (ii) such portion will be distributed over the life of such designated Beneficiary, or over a period not extending beyond the life expectancy of the Beneficiary, and (iii) such distributions begin not later than one year after the death of the Participant, or such later date as may be prescribed by regulations, then the portion of the benefits distributed to the designated Beneficiary shall be treated as distributed within such five year period; and, provided further, if the designated Beneficiary referred to in (i) above is the surviving spouse of the Participant, the date on which distributions are required to begin under (iii) above shall not be earlier than the date on which the Participant would have attained age 70 1⁄2.

13.05 Beneficiaries

(a) A Participant may, on a form provided for that purpose executed and filed with the Plan Administrator, designate a Beneficiary (or Beneficiaries) to receive the benefit, if any, which may be payable under the Plan in the event of his death; and each designation may be revoked by such Participant by signing and filing another form. In the event that a person to whom benefits are payable has died and is not survived by a designated Beneficiary or contingent Beneficiary, or where the Participant has not designated a Beneficiary, the Plan Administrator shall direct the Trustee to pay the remaining balance in the Participant’s Accounts to such person’s spouse, if any, otherwise in equal shares to his surviving children, parents or brothers and sisters, whichever is first applicable, or if no such relative survives, to such person’s estate.

(b) For the purpose of this Section 13.05, the Beneficiary shall not be deemed to have survived the insured if such Beneficiary dies within thirty (30) days of the employee’s death.

(c) Notwithstanding the foregoing provisions in this Section 13.05, the Beneficiary of a married Participant shall automatically be the Participant’s spouse, unless such spouse consents in writing to the designation of another Beneficiary or Beneficiaries. Each such married Participant for whom such a consent is received may, from time to time, change his Beneficiary designation; provided, however, that the Participant may not change such designation without the written consent of his spouse. The written consent described in this Section 13.05(c) shall not be effective unless (i) the spouse has consented in writing to the designation of another Beneficiary or Beneficiaries, (ii) such designation designates another Beneficiary or Beneficiaries which may not be changed without written spousal consent (or the consent of the spouse expressly permits designations by the Participant without any requirement of further consent by the spouse), and (iii) the spouse’s consent acknowledges the effect of such designation and is witnessed by a Plan representative or a notary public. Such consent shall not be required if the Participant established to the satisfaction of a Plan representative that such consent cannot be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as may be prescribed by regulations.

SECTION 14

SPECIAL PROVISIONS RELATING TO PARTICIPANTS ON MILITARY LEAVE

Notwithstanding any other provision of this Plan, the following special provisions of this Section 14 will apply to Participants who are on Military Leave.

14.01 Military Leave Benefits In General

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to Military Leave will be provided to the extent required by Code sections 414(u) and 401(a)(37).

14.02 Contributions Required on Return From Military Services

If a Participant:

(a) leaves the employ of an Employer to enter the armed services of the United States and is covered by USERRA;

(b) is reemployed under USERRA; and

(c) contributes make-up Contributions during the period described below and as permitted by USERRA, the Employer shall make a Contribution equal to the amount of the Employer Contributions which would have been allocated to the Participant’s Account if he/she had remained in the employ of the Employer for the period of time he/she was covered by USERRA and continued to make the Employee Contributions. The Participant may make such make up Before-Tax Contributions and/or Designated Roth 401(k) Contributions during the period beginning on his/her date of reemployment and ending on the earlier of (1) three times the period of his/her Qualified Military Service, or (2) five years, in an aggregate amount equal to the maximum amount he/she could have made and the Employer shall make the appropriate Employer Matching Contributions. The Employer shall not, however, make any Contribution for lost earnings or failure to share in forfeitures.

14.03 Differential Pay Treated as Earned Income

Effective for Plan Years beginning after December 31, 2008, differential wage payments (as described in Code section 3401(h)(2)) to an individual who does not currently perform services for an Employer by reason of Military Leave while on active duty, shall be included as Annual Total Salary for purposes of determining contributions during such period of Military Leave, as well as Compensation for purposes of applying Code Section 415, including for purposes of determining maximum benefits and all nondiscrimination testing hereunder. Unless otherwise elected by a Participant, Participant Contributions and Employer Contributions shall continue to be made to the Participant’s Account during the period of the Military Leave on the basis of the Participant’s Annual Total Salary in effect immediately prior to the commencement of the Military Leave.

14.04 Qualified Reservist Withdrawal

(a) A Participant who is called or ordered to active duty military service after September 11, 2001, and who is on military leave (as defined in Code section 414(u)) for a period of 179 days or more may withdraw all or a portion of the balance in his or her Account.

(b) Effective as of January 1, 2008, a Participant who is called or ordered to active duty and who is on Military Leave for an indefinite period or for a period of at least 180 days, may withdraw all or a portion of his Before-Tax Account or Roth 401(k) Account.

14.05 Employee Status While Receiving Differential Wage Payments

Effective for Plan Years beginning after December 31, 2008, an individual receiving differential wage payments (as defined in Code section 3401(h)(2)) shall be treated as an Employee. Notwithstanding the previous sentence, however, any Participant who is on active duty for more than thirty (30) days while on Military Leave shall be deemed to have severed from employment from the Employer solely for purposes of eligibility to receive a distribution of such Participant’s Before-Tax Contributions and Roth 401(k) Contributions. A Participant who takes a distribution based on his or her deemed severance from employment provided for in the previous sentence shall be prohibited from making any contributions to the Plan for the six-month period beginning on the date of such distribution, as required by Code section 414(u)(12)(B); provided that such six month delay shall not be required if the distribution is permitted under any other provision of the Plan (for which a suspension does not apply), including a Qualified Reservist Withdrawal provided for above. A distribution under this section based on the Participant’s deemed severance from employment shall be considered an Eligible Rollover Distribution.

14.06 Survivor Benefits

The Beneficiary (determined under Section 13.05 hereof) of a Participant on Military Leave who dies on or after January 1, 2007, while performing Qualified Military Service, shall be entitled to any death benefits (other than benefit allocations relating to the period of Qualified Military Service) provided under the Plan in the same manner as if the Participant had resumed employment with the Employer on the day prior to his or her death and then terminated employment on account of death. Additionally, the Participant’s benefit under the Plan shall be credited with Continuous Service for vesting purposes for the period of the Qualified Military Service.

SECTION 15

CLAIMS FOR BENEFITS

15.01 Claimants

A Participant, Beneficiary or any other person who believes that he is entitled to any benefit or right provided under the Plan shall have the right to file a written claim with the Administrative Committee. All such claims shall be submitted on a form provided by the Administrative Committee, which shall be signed by the claimant and shall be considered filed on the date the claim is received by the Administrative Committee.

15.02 Claims and Claims Appeal Procedures

The Administrative Committee shall establish claims and claims appeal procedures, including the Corporation’s Dialogue program, to be used for submitting claims for benefits under the Plan and having decisions relating to such claims reviewed. Such procedures shall be in accordance with the requirements of ERISA section 503 and shall be communicated to Participants and applicable spouses and Beneficiaries under the Plan.

SECTION 16

TRUST FUND

16.01 Management of Funds

(a) All of the funds of the Plan shall be held in Trust by a Trustee or Trustees appointed from time to time by the Corporation under a trust agreement providing for the administration of the Trust Fund in such form containing such provisions as the Corporation deems appropriate, including, but not by way of limitation, provisions with respect to the powers and authority of the Trustee and the authority of the Corporation to amend or terminate the trust agreement or to change the Trustee and to settle the accounts of the Trustee on behalf of all persons having an interest in the Trust Fund.

(b) No person shall have any interest in or right to any part of the earnings of the Trust Fund, or any right in, or to, or under the Trust or any part of the assets thereof, except as and to the extent expressly provided in the Plan and in the trust agreement, and the Employer shall have no liability for the payment of benefits under the Plan nor, except as otherwise provided in Section 8.01, for the administration of the funds paid over to the Trustee.

(c) Notwithstanding the foregoing, the Employer may recover without interest the amount of its contributions to the Plan made on account of a mistake in fact, reduced by any investment loss attributable to such contributions, provided such recovery is made within one year after the date of such contribution.

16.02 Exclusivity of Benefits.

Except as otherwise herein provided, no part of the corpus or income of the Trust Fund shall be used for, or diverted to, purposes other than the exclusive benefit of Participants and persons claiming through them.

SECTION 17

FIDUCIARY RESPONSIBILITIES

17.01 Named Fiduciaries

(a) The Trustee, and the Corporation to the extent that it designates Funds for investments under Section 8.01 hereof, are the named fiduciaries hereunder with respect to the powers, duties and responsibilities of the investment of the Trust Fund, and the Corporation is the named fiduciary hereunder with respect to the powers, duties and responsibilities for the administration of the Plan.

(b) The Corporation may appoint other fiduciaries, and the powers and duties of each fiduciary hereunder shall be limited to those specifically delegated to each of them under the terms of the Plan and trust agreement.

17.02 Fiduciary Standard

In the implementation of the Plan and trust agreement and in the investment of the Trust Fund, each fiduciary shall act in the interest of the Participants and their Beneficiaries, and shall exercise the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in a similar situation.

17.03 Liability

Each fiduciary shall be liable for its own acts or omissions and for those of any other fiduciary to the extent set forth in Title I of ERISA. No fiduciary shall be liable for any loss to the Trust Fund resulting from its compliance with the direction of any other fiduciary provided such direction is authorized by the Plan and trust agreement and is not contrary to said Act.

17.04 Bonding

Each fiduciary shall be bonded as required by ERISA. The Employer shall pay the cost of bonding any fiduciary who is an Employee of the Employer.

17.05 Tender, Purchase or Exchange Offers

To the extent consistent with applicable law, the Trustee shall have the following powers and duties in regard to purchase, tender and exchange offers (“offer” or “offers”) for Company Stock:

(a) If an offer for shares of Company Stock is made, such stock allocated to each Participant’s Accounts under the Plan shall be tendered or exchanged by the Trustee pursuant to such offer only in accordance with the written instructions and directions of such Participant. If an offer for shares of Company Stock is received by the Trustee, the Trustee shall immediately notify the Corporation thereof, and the Corporation shall take the steps reasonably necessary (i) to furnish information to each Participant with respect to such offer and the shares of stock allocated to such Accounts under the Plan in substantially the same manner as would be available to holders of Company Stock generally, and, (ii) to allow a confidential decision by each Participant with respect thereto; in that connection, the Corporation shall:

(1) Inform each Participant as to the existence of such offer;

(2) Transmit to each Participant as soon as practicable such written information, explanation and other materials relative to such offer as would be made available by the persons or entities making such offer to the holders of shares of Company Stock generally;

(3) Provide each Participant with an election form and such other materials as may be necessary to permit each Participant to give detailed written instructions and directions directly to the Trustee as to whether to tender or exchange the shares of Company Stock allocated to the Accounts of each Participant under the Plan and as to the time and manner of such tender or exchange, if so instructed and directed.

(b) Upon receipt of such advice from the Corporation, the Trustee shall tender or exchange all or a portion of the stock held under the Plan with respect to such offer in accordance with the written instructions and directions. Prior to the conclusion of such offer, the Trustee may advise the Employer only as to the aggregate number of shares of Company Stock to be tendered and exchanged pursuant to instructions and directions of Participants. Upon the conclusion of such offer, if, and only if, the transaction which is the subject of such offer shall have been consummated, the Trustee may advise the persons administering the Plan on behalf of the Employer concerning the particulars of the instructions and directions received by the Trustee from each Participant to the extent necessary to effect the elections made by the Participants.

(c) If written instructions or directions are not timely received from a Participant, the shares of stock affected by the offer allocated to his Accounts under the Plan shall not be tendered or exchanged pursuant to such offer.

(d) The Trustee and the Corporation shall provide one another with all such reasonable assistance as the other shall request in carrying out the intent and purposes of this paragraph.

(e) Any monies or securities received by the Trustee as the result of the tender or exchange of any Company Stock shall be credited to the Account from which the tendered or exchanged shares were taken.

17.06 Voting of Company Stock

Each Participant may direct the vote of shares of Company Stock allocated to his or her Accounts on all matters submitted to a vote of shareholders. The Plan Administrator may adopt rules and procedures to facilitate the exercise of such voting rights. If a Participant fails to exercise such voting rights, the Plan Administrator shall determine the manner in which such unvoted shares shall be handled under rules established from time to time by the Plan Administrator. Additionally, the Plan Administrator shall direct the Trustee as to the manner in which voting, dissenter’s or other rights of securities held by the Trust are to be exercised with regard to unallocated shares of Company Stock, if any.

SECTION 18

ADMINISTRATION

18.01 Assignment of Administrative Authority

The Corporation shall appoint a committee to be known as the “Benefit Plans Administrative Committee” to administer the Plan. This committee shall consist of officers or other Employees of the Employer, who shall serve at the discretion of the Corporation. Any member may resign by delivering his written resignation to the Corporation and to the Chairman or Secretary of the Committee. Vacancies in the committee, arising by resignation, death, removal or otherwise, shall be filled by the Corporation.

18.02 Powers and Duties

The Administrative Committee shall administer the Plan in accordance with its terms, and shall have all powers necessary to carry out the provisions of the Plan. The Administrative Committee shall interpret the Plan and shall determine all questions arising in the administration, interpretation, and application of the Plan. Any such determination by the Administrative Committee shall be conclusive and binding on all persons. Benefits under this Plan will be paid only if the Administrative Committee decides in its discretion that the applicant is entitled to the benefits.

18.03 Organization and Operation of the Administrative Committee

(a) The Administrative Committee shall act by a majority of its members at the time in office, and such action may be taken by a vote at a meeting or in writing without a meeting. A member of the Administrative Committee may not vote upon or decide any matter relating to his interest.

(b) The Administrative Committee may authorize any one or more of its members or other Employees of an Employer to execute any document or documents on behalf of the Administrative Committee, in which event the Administrative Committee shall notify the Trustee in writing of such action and the name or names of the individuals so designated. The Trustee thereafter shall accept and rely upon any document executed by such person or persons representing action by the Administrative Committee until the Administrative Committee shall file with the Trustee a written revocation of such designation.

(c) The Administrative Committee may adopt such rules as it deems desirable for the conduct of its affairs. The Administrative Committee may appoint such accountants, counsel, specialists, and other persons as it deems necessary or desirable in connection with the administration of the Plan. The Administrative Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by it in good faith in relying upon, any opinions or reports which shall be furnished to it by any such accountant, counsel, or other specialist.

18.04 Records and Reports

The Administrative Committee shall keep a record of all its proceedings and acts and shall keep such books of account, records, and other data as may be necessary for proper administration of the Plan. The Administrative Committee shall notify the Trustee and the Employer of any action taken by the Administrative Committee and, when required, shall notify any other interested person or persons.

18.05 Payment of Expenses

Unless otherwise determined by the Corporation, the members of the Administrative Committee shall serve without compensation for services as such, but all expenses of the Administrative Committee shall be paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrative Committee, including, but not limited to, fees of accountants, counsel, and other specialists, and other costs of administering the Plan.

18.06 Immunity from Liability

Except as otherwise provided by any applicable law, no member of the Administrative Committee shall incur any liability for any action or failure to act, except liability for his own gross negligence or willful misconduct. The Employer shall indemnify each member of the Committee against any and all claims, loss, damages, expenses, and liability arising from any action or failure to act, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such member.

SECTION 19

AMENDMENT, MERGER AND TERMINATION

19.01 Amendment

(a) The Corporation shall have the right at any time, and from time to time, to amend in whole or in part any or all of the provisions of the Plan. However, no such amendment shall be made which (a) has the effect of decreasing the interest of any Participant with respect to contributions theretofore made or of reducing the vested percentage of his Employer Account below the vested percentage thereof computed under the Plan on the later of the date the amendment is adopted or becomes effective; or (b) shall provide for or permit any part of the Trust Fund to be used for or devoted to purposes other than as provided in this Plan. The Corporation may also amend the Plan in any respect to comply with the provisions for qualification under the Internal Revenue Code and to comply with any applicable federal or state statutes and regulations.

(b) Provided, further, that no amendment shall change the vesting schedule to one which would result in the nonforfeitable percentage of the Account derived from Employer Contributions (determined as of the later of the date of the adoption of the amendment or of the effective date of the amendment) of any Participant being less than the nonforfeitable percentage computed under the Plan without regard to the amendment. If the Plan’s vesting schedule is amended, if the Plan is amended in any other way that affects the computation of the Participant’s nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to or from a Top-Heavy vesting schedule, each Participant with at least three years of Continuous Service may elect, within a reasonable period after the adoption of the amendment or the change, to have the nonforfeitable percentage computed under the Plan without regard to the amendment or the change. The election period shall begin no later than the date the amendment is adopted or deemed to be made and shall end no later than the latest of the following dates: (1) 60 days after the date the amendment is adopted or deemed to be made, (2) 60 days after the date the amendment becomes effective, or (3) 60 days after the day the Participant is issued written notice of the amendment.

19.02 Merger

The Plan may not be merged or consolidated with, nor may its assets or liabilities be transferred to, any other plan unless each Participant or Beneficiary under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.

19.03 Termination

(a) The Corporation may terminate this Plan and its related Trust Fund with respect to all Employers by executing and delivering to the Committee and the Trustee a notice of termination specifying the date of termination. Upon the termination of this Plan, the Trustee shall, subject to the provisions set forth below, distribute to each Participant the amount certified by the Committee to be due the Participant. The Corporation should apply to the Internal Revenue Service for a determination letter with respect to its termination, and the Trustee should not distribute the Trust Funds until a determination is received. However, should it decide that a distribution before receipt of the determination letter is necessary or appropriate it should retain sufficient assets to cover any tax that may become due upon that determination.

(b) Without regard to any other provision of this Plan, if there is a partial or total termination of this Plan or there is a complete discontinuance of the Employer’s Contributions, each of the affected Participants shall immediately become 100% vested in his Account as of the end of the last Plan Year for which a substantial Employer Contribution was made and in any amounts later allocated to his Account. If the Employer then resumes making substantial Contributions at any time, the appropriate vesting schedule shall again apply to all amounts allocated to each affected Participant’s Account beginning with the Plan Year for which they were resumed.

(c) A Participant may receive a distribution on account of termination of this Plan if neither the Employer nor any Affiliated Company establishes or maintains a successor plan within the period ending 12 months after all assets are distributed from the Plan. A successor plan for this purpose is any other defined contribution plan maintained by the Employer except: (a) an employee stock ownership plan as defined in Code sections 4975(e) or 409, (b) a simplified employee pension plan as defined in Code section 408(k), or (c) or a defined contribution plan in which fewer than 2% of the Participants of this Plan were eligible to participate during the 24 month period beginning 12 months before the time of this Plan’s termination.

(d) Any distribution on account of the termination of this Plan, must be made only in the form of a lump sum payment or a Direct Rollover, as elected by the Participant. Therefore, a Participant’s Account can only be distributed in the following events: (a) the Participant’s Account balance is $1,000 or less, (b) a Participant’s Account balance is more than $1,000 and the Participant consents to an immediate distribution and elects either a lump sum payment or a Direct Rollover, or (c) a Participant’s Account is more than $1,000 but the Plan is not subject to section 412 of the Code, the Plan does not provide for an annuity option and neither the Employer nor any Affiliated Company maintains any other defined contribution plan, other than an employee stock ownership plan (as defined in Code section 4975(e)(7)), in which event distribution can be made without the Participant’s consent in the form of a lump sum payment or a Direct Rollover, as elected by the Participant. If a Participant is given the opportunity but fails to make an election as to the form of distribution, he shall be deemed to have elected a lump sum distribution. Under the circumstances described in clause (c) of the last sentence, except that the Employer or an Affiliated Company does maintain a defined contribution plan, other than an employee stock ownership plan (as defined in Code section 4957(e)(7)), the Participant’s Account may be transferred without the Participant’s consent to the other plan.

(e) If the distribution or transfer requirements set out above are not met, the Participant’s Account shall not be transferred or distributed because of the termination of this Plan. Instead, his Account must be maintained until some future date when he qualifies for a distribution under another provision of this Plan.

(f) All modes of distribution permitted by this Plan must be available upon termination of this Plan to any Participant unless one of the exceptions described in paragraph (c) above for lump sum payments, Direct Rollovers or transfers applies.

(g) Upon termination of the Plan, the benefit payable to each Highly Compensated Employee or former Highly Compensated Employee is limited to a benefit that is nondiscriminatory under Code section 401(a)(4).

19.04 Discontinuance of Contributions by Employer.

If an Employer (or, under Section 5.02, a member of the same affiliated group in its behalf) fails to make the contribution required of it within the taxable year or within the period prescribed by the Internal Revenue Code for filing its federal income tax return for that year, including any extensions thereof, the Corporation may, but is not required to, terminate the Employer’s participation in the Plan. In the event that the contributions of the Employer shall be deemed to have been discontinued, all amounts in the Accounts of the Participants employed by such Employer shall vest fully in them.

SECTION 20

NON-ALIENATION OF INTEREST

Except as otherwise provided by law, no right or interest of any Participant under this Plan, or in his Accounts, shall be assignable or transferable, in whole or in part, either directly or indirectly, by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner. No right or interest of any Participant under the Plan or in his Accounts shall be liable for, or subject to, any obligation or liability of such Participant. However, this provision shall not affect the designation by a Participant of a Beneficiary and the distributions to the Beneficiary in accordance with the provisions of this Plan. The Plan Administrator shall establish procedures to determine whether domestic relations orders are qualified domestic relations orders and to administer distributions under such qualified domestic relations orders. In addition, an offset shall be permitted on any amount a Participant is ordered or required to pay the Plan in accordance with Code section 401(a)(13)(C) or (D).

SECTION 21

GENERAL PROVISIONS

21.01 Limitation of Rights

(a) The establishment of this Plan shall not be construed as giving to any Participant or other person any legal or equitable right against the Employer, any officer or Employee thereof, the Trustee, the Administrative Committee or the Plan Administrator, except as herein provided. Under no circumstances shall the terms of employment of any Participant be modified or in any way affected hereby.

(b) Any distribution to any Participant or to his legal representative or Beneficiary, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee, the Administrative Committee, the Plan Administrator and the Employer, any of whom may require such Participant, legal representative, or Beneficiary, as a condition precedent to such distribution, to execute a receipt and release therefore in such form as shall be determined by the Trustee, the Administrative Committee, the Plan Administrator or the Employer, as the case may be.

21.02 Unclaimed Benefits

If a person who is entitled to a distribution cannot be located during a search period of 60 days after the Trustee has initially attempted making payment, that person’s Account shall be forfeited. However, if at any time prior to the termination of this Plan and the complete distribution of the Trust Fund, the former Participant or Beneficiary files a claim with the Committee for the forfeited benefit, that benefit shall be reinstated (without adjustment for trust income or losses during the forfeited period) effective as of the date of the receipt of the claim. As soon as appropriate following the Employer’s Contribution of the reinstated amount, it shall be paid to the former Participant or Beneficiary in a single sum or an installment, as elected by the former Participant.

21.03 Facility of Payment

If any person to whom a benefit is payable under the Plan is a minor, or if the Plan Administrator determines that any person to whom such benefit is payable is incompetent by reason of physical or mental disability, the Plan Administrator shall be authorized to cause the payments becoming due to such person to be made to another for his benefit without responsibility of the Plan Administrator, the Administrative Committee or the Trustee for the application of such payments. Payments made pursuant to such authority shall operate as a complete discharge of the Trust Fund, the Trustee, Plan Administrator, and the Administrative Committee.

21.04 Construction

(a) The headings of this instrument are inserted for convenience of reference only, and are not to be considered in construction of the provisions hereof.

(b) Wherever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.

(c) This Plan shall be construed according to the laws of the State of Texas, except that the Trustee, in investing and administering the Trust Fund, shall be governed by the laws of the state where the Trustee has its principal place of business. In the event of any conflict between the provisions of said state statutes and ERISA, the provisions of ERISA shall govern.

21.05 No Reversion

It shall be impossible, by operation of the Plan or of the Trust, for any part of the corpus or income of the Trust, or contributions thereto, to be used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries, or the payment of reasonable administrative expenses of the Plan. The assets of the Trust shall not be used for or revert to the Employer, except as provided in Section 16.01(c) or Section 21.07.

21.06 Delegation of Responsibility

(a) Any action of the Corporation under this Plan shall be pursuant to authorization of its Board of Directors. The Board of Directors of the Corporation may delegate to any committee of the Board (including the Compensation Committee) all powers and functions of the Corporation and of the Board of Directors in connection with the establishment and administration of the Plan, including the power and authority to suspend or terminate the Plan or to modify or amend the Plan as authorized under Section 19.01 hereof.

(b) Whenever an Employer under the terms of this Plan is permitted or required to do or perform any act, matter, or thing, it shall be done and performed by any officer thereunto duly authorized by the Board of Directors of the Employer.

21.07 Approval by IRS and Compliance with Applicable Law

Notwithstanding any other provisions of this Plan, this Plan is subject to (a) the obtaining of a satisfactory determination from the Internal Revenue Service that the Plan complies with the applicable provisions of the Code; (b) the filing of the necessary documents with the Securities and Exchange Commission; and (c) complying with all legal and other requirements for the operation of the Plan.

21.08 Rights of Subsidiaries to Participate.

(a) Any subsidiary of the Corporation may, in the future, adopt this Plan by written action on its part (including adoption of any appropriate resolution by its Board of Directors), provided that the Corporation approves such participation. The adoption instrument, if any, executed by an Employer shall become, as to it and its Employees, a part of this Plan. However, neither the adoption of, nor any act performed by it in relation to, this Plan shall ever create a joint venture or partnership between it and any other Employer.

(b) In the event of the adoption of the Plan by any such subsidiary, or if any persons become Employees of an Employer as the result of merger or consolidation or as the result of acquisition of all or part of the assets or business of another company, the Corporation shall determine to what extent, if any, previous service with such subsidiary or other company shall be recognized as Continuous Service under the Plan, but subject to the continued qualification of the trust for the Plan as tax-exempt under the Internal Revenue Code.

(c) The administrative powers and controls of the Corporation as provided in the Plan shall not be deemed to have been diminished under the Plan by reason of the participation of any other Employer; the appointment of the Administrative Committee, the appointment of the Trustee, amendment of the Plan and other specifically granted administrative powers and controls shall apply only to the Corporation.

(d) Without the consent of the other Employers participating in the Plan, any Employer may withdraw at any time by furnishing written notice to the Administrative Committee and the Trustee of its determination to withdraw. The withdrawal may be accompanied by such amendments to the Plan as the Employer deems appropriate to continue a separate and distinct plan for its Employees; but, if the continuation of a separate plan is not provided for, such withdrawal shall constitute a termination of the Plan with respect to that Employer. The Corporation may, in its sole and absolute discretion, terminate an Employer’s participation at any time that, in its judgment, the Employer fails or refuses to discharge its obligations under the Plan.

21.09 Written Notice

Whenever this Plan shall specify that a Participant or other person may or shall provide notice or written notice to, or file any election, claim or designation with, the Administrative Committee, an Employer or the Corporation, such notice, election, claim or designation shall be given in writing on a form provided for that purpose and sent to the Plan Administrator in care of the Corporation’s Employee Benefits department.

SECTION 22

TOP HEAVY PROVISIONS

22.01 General Rules for Determining Top-Heavy Status

In order to determine whether the Plan is Top-Heavy, the Plan Administrator shall determine (i) whether the Employer must be aggregated with other employers which will be treated as a single employer, (ii) which Qualified Plan participants are or formerly were Key Employees, (iii) if the Employer and the Affiliated Companies maintain Qualified Plans in addition to the Plan, which Qualified Plans (including the Plan) are required or permitted to be aggregated to determine Top-Heavy status and (iv) the present value of accrued benefits (including distributions made during the Plan Year of the Qualified Plan(s) (distributions within the five-year period in the case of an in-service distribution)) of Key Employees, former Key Employees and non-Key Employees. For this purpose, the Employer and all Affiliated Companies must be treated as one employer and the participants in all Qualified Plans maintained by the Employer and the Affiliated Companies must be categorized as Key Employees, former Key Employees or non-Key Employees. All Qualified Plans in which a Key Employee participates, and certain other Qualified Plans, must be aggregated to form the Required Aggregation Group. Other Qualified Plans may be aggregated with the Required Aggregation Group to form a Permissive Aggregation Group. Once aggregated, all Qualified Plans that are required to be aggregated will be Top-Heavy Plans only if the aggregation group is Top-Heavy. No Qualified Plan in the Required Aggregation Group will be Top-Heavy if the Required Aggregation Group is not Top-Heavy. If a Permissive Aggregation Group is Top-Heavy, only those Qualified Plans which are part of the Required Aggregation Group shall be treated as Top-Heavy Plans subject to the provisions of this Section 22.01.

22.02 Computation of Present Value of Accrued Benefits

(a) Defined Contribution Plan(s): The present value of accrued benefits as of the Determination Date for any individual who is a participant in a Qualified Plan which is (or is treated as) a defined contribution plan shall be the sum of (i) the account balance as of the most recent valuation date occurring within a 12-month period ending on the Determination Date, and (ii) an adjustment for contributions due as of the Determination Date. In the case of such a Qualified Plan not subject to the minimum funding requirements of Code section 412, the adjustment in (ii) shall generally be the amount of any contributions actually made after the valuation date but on or before the Determination Date. However, in the first Plan Year of the Qualified Plan, the adjustment in (ii) shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year of the plan. In the case of a Qualified Plan that is a defined contribution plan and is subject to the minimum funding requirements, the account balance in (i) shall include contributions that would be allocated as of a date not later than the Determination Date, even though those amounts are not yet required to be contributed. The adjustment in (ii) shall reflect the amount of any contribution actually made (or due to be made) after the valuation date but before the expiration of the extended payment period in Code section 412(c)(10) .

(b) Defined Benefit Plans: The present value of an accrued benefit under a Qualified Plan that is a defined benefit plan as of the Determination Date shall be determined as of the most recent valuation date which is within a 12-month period ending on the Determination Date. In the first Plan Year of a plan, the accrued benefit for a current participant shall be determined either (i) as if the individual terminated service as of the Determination Date (i.e., the last day of the Plan Year of the plan) or, (ii) as if the individual terminated service as of the valuation date, but taking into account the estimated accrued benefit as of the Determination Date. However, for any other year, the accrued benefit for a current participant shall be determined as if the individual terminated service as of such valuation date. For this purpose, the valuation date shall be the same valuation date used for computing plan costs for minimum funding, regardless of whether a valuation is performed that year. For purposes of this paragraph, present value shall be determined with reference to the interest rate and mortality table used to determine actuarial equivalent optional benefits under the defined benefit plan.

(c) Employee Contributions: For purposes of determining the present value of accrued benefits in either a defined benefit or defined contribution plan, the accrued benefits attributable to employee contributions shall be considered to be part of the accrued benefits whether such contributions are mandatory or voluntary. However, the amounts attributable to deductible employee contributions shall not be considered to be part of the accrued benefits.

(d) Distributions: This section shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the Determination Date.

(e) The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.” The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account.

(f) Rollover Contributions and Plan-to-Plan Transfers: With respect to proper treatment of rollover contributions and plan-to-plan transfers incident to determining the present value of accrued benefits, the Plan Administrator shall first determine whether the rollovers and plan-to-plan transfers are unrelated (both initiated by the employee and made from a plan maintained by one employer to a plan maintained by another employer) or whether they are related (a rollover either not initiated by the employee or made to a plan maintained by the same employer). For purposes of determining whether the employer is the same employer, all employers aggregated under Code section 414(b), (c) or (m) shall be treated as the same employer. Thus, the Employer and all Affiliated Companies shall be treated as a single employer. In the case of unrelated rollovers (i) the plan providing the distributions shall count the distribution as a distribution under Code section 416(g)(3)(B) and (ii) the plan accepting the rollover shall not consider the rollover part of the accrued benefit if such rollover was accepted after December 31, 1983, but (unless otherwise prescribed in final regulations issued under Code section 416) must consider it part of the accrued benefit if such rollover was accepted prior to December 31, 1983. In the case of related rollovers, the plan providing the rollover shall not count the rollover as a distribution under Code section 416(g)(3)(B) and the plan accepting the rollover shall count the rollover in the present value of the accrued benefits. Rules for related rollovers do not depend on whether the rollover was accepted prior to December 31, 1983.

22.03 Special Rules For Plan Years When Plan is Top-Heavy

(a) Notwithstanding any other provision of the Plan to the contrary, if the Plan is Top-Heavy for any Plan Year beginning after December 31, 1983, then the following provisions shall be applicable and shall supersede and override any conflicting provision of the Plan for such Plan Year:

(b) Vesting of accrued benefits (described in Code section 411(a)(7), except those attributable to Employee Contributions, including benefits accrued before the effective date of Code section 416 and benefits accrued before the Plan became Top-Heavy) under the Plan for any Participant shall be determined in accordance with the vesting table set out below in this Section 22.03(b) if it results in a greater vested percentage for the Participant than the vesting table set out in Section 10.02.

Years of Continuous Service	Percentage
Less than two years:	0%
Two years, but less than three years:	20%
Three years, but less than four years:	40%
Four years, but less than five years:	60%
Five years, but less than six years:	80%
Six years, or more:	100%

(c) If applicable, the vesting table under this Section 22.03(b) shall apply to each Participant who has at least one hour of service during the Plan Year during which the Plan becomes (and continues to be) Top-Heavy. If the Plan shall cease to be Top-Heavy, subject to the subsequent provisions hereof the vesting table under this Section 22.03(b) shall no longer apply and the vesting table set out in Section 10.02 shall be applicable to all subsequent contributions made with respect to the Plan Years in which the Plan is not Top-Heavy. To the extent that the terms of the Plan are required to be viewed as amended by changing the vesting table back to the vesting table set out in Section 10.02, then any such change in vesting table shall be subject to the application of Section 19.01. To the extent necessary or appropriate, the Plan Administrator shall establish appropriate separate Employer Accounts and shall maintain such other appropriate records which it deems necessary or appropriate to ensure separate accounting for Employer contributions and forfeitures (together with the earnings or losses and appreciation or depreciation allocable thereto) which have a different vesting table applicable thereto.

(d) Compensation and Top-Heavy Compensation for any one Participant for such Plan Year in excess of the first $200,000 (as adjusted at the same time and in the same manner as Code section 415(d)) shall be disregarded for any Plan Year in which the Plan is Top-Heavy. Top-Heavy Compensation shall mean a Participant’s Annual Compensation as defined in Section 1.08.

(e) Subject to the following provisions hereof, for any Plan Year in which the Plan is top-heavy, each Participant shall receive an allocation of the Employer Contribution and forfeitures, if any for the Plan Year in an amount equal to the lesser of (i) 3 percent of the Participant’s Top-Heavy Compensation and (ii) the largest percentage of Top-Heavy Compensation provided on behalf of any Key Employee (including in the determination of such percentage amounts contributed under salary reduction agreements). The minimum allocation shall be made without regard to any contribution to Social Security. To the extent permitted under applicable law or other authority issued thereunder by the appropriate governmental authority, in determining whether an allocation of Employer Contributions and forfeitures, if any, equal to the required percent of Top-Heavy Compensation meets the requirements of this Section, all benefits allocated under defined contribution plans required to be aggregated under Section 22.01 shall be considered benefits allocated under the Plan. Notwithstanding the above, in the event that an Employee is a Participant in the Plan and another Qualified Plan which is a defined benefit plan maintained by the Employer and/or any Affiliated Company, such Employee shall not receive both the minimum benefit provided hereunder and the minimum benefit provided under the defined benefit plan on account of such plans being Top-Heavy. Instead, the aggregate minimum benefit requirement for any Employee who is a Participant in this Plan and any defined benefit plan(s) described in the preceding sentence shall be satisfied by performing a comparability analysis each Plan Year which will demonstrate that this Plan and any other Qualified Plans which are defined contribution plans aggregated herewith is/are providing aggregate minimum benefits at least equal to those required to be provided under the defined benefit plan(s). To the extent that the comparability analysis fails to demonstrate that such aggregate minimum benefits are at least equal to the minimum benefit required to be provided under the defined benefit plan(s), the minimum allocation under this Plan and any other Qualified Plans which are defined contribution plans aggregated herewith shall be proportionately increased as appropriate to ensure that aggregate minimum benefits under this Plan and any other Qualified Plans which are defined contribution plans aggregated herewith are at least equal to the minimum benefit required to be provided under the defined benefit plan(s); provided, however, in no event shall any Participant under the Plan and each participant under any other Qualified Plan(s) aggregated herewith receive an allocation for the Plan Year of Employer contributions and forfeitures in excess of five percent (5%) of Top-Heavy Compensation.

22.04 Definitions.

For purposes of Section 22.01, the following terms shall be defined as follows:

(a) “Determination Date” shall mean with respect to a single Qualified Plan, (i) the last day of the preceding Plan Year of the Qualified Plan, or (ii) in the case of the first Plan Year of the Qualified Plan, the last day of such Plan Year. When aggregating Qualified Plans, the value of accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

(b) “Employee” is as defined in Section 1.28; except that for purposes of this Section 22.01, such term shall include any Leased Employee required to be treated as an Employee under Code section 414(n) .

(c) “Participant” is as defined in Section 1.48 except that (unless otherwise prescribed under final regulations issued under Code section 416) if the Plan is Top-Heavy, in addition to Employees who would otherwise be considered to be Participants under the Plan, the following Employees shall be considered to be Participants solely for purposes of determining the individuals entitled to share in the minimum benefit described in Section 22.03(e): (i) individuals who are otherwise eligible to participate in the Plan but who have failed to complete 1000 hours of service (or the equivalent), (ii) individuals who are otherwise eligible to participate in the Plan but who declined to make required contributions to the Plan, or (iii) individuals who are eligible to participate in the Plan but who have been excluded from the Plan because each such individual’s Annual Total Salary is less than a stated amount but must be considered a Participant to satisfy the coverage requirements of section 410(b) in accordance with Code section 401(a)(5).

(d) “Permissive Aggregation Group” shall mean a Required Aggregation Group plus one or more Qualified Plans which are not part of the Required Aggregation Group but which satisfy the requirements of Code section 401(a)(4) and section 410 when considered together with the Required Aggregation Group.

(e) “Qualified Plan” shall mean the Plan and any other defined contribution plan described in Code section 414(i) and/or any defined benefit plan described in Code section 414(j) which is/are maintained by the Employer and/or the Affiliated Companies and intended to meet the requirements of Code section 401(a); provided, however, a simplified employee pension plan described in Code section 408(k) shall be treated as a defined contribution plan.

(f) “Required Aggregation Group” shall mean a group of Qualified Plans maintained by the Employer and/or the Affiliated Companies excluding any Qualified Plan in which a Key Employee does not participate unless such Qualified Plan enables any Qualified Plan in which a Key Employee participates to meet the requirements of Code section 401(a)(4) or section 410 .

(g) “Top-Heavy” shall mean with respect to any Qualified Plan which is not included in any aggregation group, any such Qualified Plan whereunder as of the Determination Date the sum of the present value of the accrued benefits for Key Employees is more than sixty percent (60%) of the sum of the present value of the accrued benefits of all Employees of the Employer plus, if applicable, all employees (and self-employed individuals) of all Affiliated Companies, excluding former Key Employees, and shall mean with respect to any aggregation group, any Required Aggregation Group or Permissive Aggregation Group whereunder as of the Determination Date the sum of the present value of the accrued benefits for Key Employees is more than sixty percent (60%) of the sum of the present value of accrued benefits of all-Employees of the Employer plus all employees (and self-employed individuals) of all Affiliated Companies, excluding former Key Employees. For purposes of this Section 22.04(g), the accrued benefit of any individual who is not a Key Employee, but who is a former Key Employee will be disregarded. In addition, when aggregating Qualified Plans, the value of accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

(h) “Top-Heavy Compensation” shall mean the Annual Total Salary as defined in Section 1.08 plus all other remuneration which must be taken into account under Code section 415.

SECTION 23

PLAN MERGER

23.01 Merger of the Valero Savings Plan

(a) Effective as of June 2, 2014, the Valero Savings Plan was merged with and made a part of the Plan. As a result of such merger, the Valero Savings Plan shall thereafter cease to exist as a separate plan. The assets of the Valero Savings Plan (including any outstanding participant loans) shall become assets of the Plan, and the separate Participant accounts maintained under the Valero Savings Plan prior to the merger shall be maintained under the Plan effective as of the merger. Similarly, the liabilities of the Valero Savings Plan shall be assumed by (and combined with the liabilities of), the Plan as of the effective date of merger.

(b) Participation of Valero Savings Plan Participants. Upon the merger of the Valero Savings Plan with this Plan, Valero Savings Plan participants shall participate in the Plan (as merged) in accordance with the terms and conditions hereof.

(c) Payment of Benefits. The benefits payable under the Valero Savings Plan shall, to the extent required by law, be provided under the Plan from and after the date of merger under the same terms and conditions, in the same amount, form and manner, and at the same time and frequency as under the Valero Savings Plan as in effect on the day prior to the date of merger. All forms of benefit payments available to participants and beneficiaries under the Valero Savings Plan as in effect on the day prior to the effective date of merger shall continue to be available as optional forms of payment under the Plan for such participants and beneficiaries from and after the merger with respect to their vested benefits under the Valero Savings Plan. Notwithstanding the foregoing, the forms of distribution available under the Valero Savings Plan that are not otherwise available under the Plan shall, to the extent permitted by law, be eliminated in accordance with the requirements of (and only to the extent permitted under) Section 411(d)(6) of the Code and the regulations issued thereunder.

(d) Plan Designations and Elections. All applicable beneficiary designations, elections (including investment elections), spousal consents, loan agreements, existing withdrawal requests, contribution elections and other elections and designations made by participants or others under the Valero Savings Plan shall continue in full force and effect from and after the merger unless and until subsequently changed in accordance with the terms of the Plan.

(e) Effect on Benefits. Each participant and beneficiary under the Valero Savings Plan immediately prior to the merger shall be entitled to receive a benefit under the Plan immediately after the merger that is at least as great as the benefit to which he or she would have been entitled under Valero Savings Plan immediately prior to the merger. Similarly, each Participant and Beneficiary under the Plan immediately prior to the merger shall be entitled to receive a benefit under the Plan immediately after the merger that is at least as great as the benefit to which he or she would have been entitled under the Plan immediately prior to the merger.

(f) Prior Renewables Organization Service. Service of an Employee with the Renewables Organization shall be counted for purposes of eligibility and vesting under the Plan to the extent so counted under the Savings Plan.

(g) No Additional Rights. This section shall not create any benefit or entitlement for any person where none existed under the terms of the Plan or the Valero Savings Plan in effect prior to the merger.

IN WITNESS WHEREOF, the Corporation has on this the 29th day of May, 2014, executed this Plan instrument effective as of June 2, 2014, except as otherwise specified or as otherwise required to comply with applicable provisions of the Code, any statute amending the Code, or any other applicable statute, regulation, or ruling.

VALERO ENERGY CORPORATION

By:	/s/ Joseph W. Gorder
Chief Executive Officer

VALERO ENERGY CORPORATION

THRIFT PLAN

APPENDIX A

The following special provisions apply to certain amounts that were previously transferred to this Plan and the vesting of certain participants pursuant to specified corporate transactions.

A-1	Any amount previously held under the Huntway Profit Sharing 401(k) Plan (“Huntway Plan”) or the El Paso Corporation Retirement Savings Plan (“El Paso Plan”) as an employer matching contribution that was transferred to this Plan shall be treated as Rollover Contributions subject to the withdrawal provisions of Section 11.04.

A-2	Special Vesting in Connection with Certain Early Retirement Window and Severance Programs Occurring in 2009. The Account Balance of each Participant who incurs a Separation under the terms of the special early window and severance programs listed below shall, effective in accordance with the terms of such programs, be considered to be fully vested and nonforfeitable:

•	2009 Delaware City Refinery and Power Plan Non-Union Employee Voluntary Early Retirement Window Program

•	2009 Delaware City Power Plant IBEW Voluntary Severance Program

•	2009 Delaware City Power Plant IBEW Involuntary Termination Program

•	2009-2010 Delaware City Plant Closure IBEW Involuntary Termination Program

•	2009-2010 Delaware City Plant Closure Involuntary Termination Program

•	2009-2010 Paulsboro Refinery Hourly Employees Voluntary Severance Program

•	2009-2010 Paulsboro Refinery Non-Union Employees Voluntary Early Retirement Window Program

•	2009 Multi-State Security Force Agreement Program

•	2009 Leak Detection and Repair Multi-State Agreement Program

•	2010 Paulsboro Refinery Involuntary Termination Program

A-3	To the extent a Participant’s Employer Account is derived from (a) an elective transfer from the Employee Savings Plan of Mobil Oil Corporation as a result of the acquisition of the Paulsboro Refinery from Mobil Oil Corporation by the Corporation, or (b) from an elective transfer from the ExxonMobil Savings Plan as a result of the acquisition of the Benicia Refinery from ExxonMobil Corporation by the Corporation, then in either event, the restrictions contained in the Plan regarding withdrawals from Accounts derived from Employer Contributions shall not apply. Rather, the withdrawal rights shall be identical to the limitations imposed under Section 11.04 with respect to Rollover Accounts.

A-4	The Employer Account of each Participant whose is a “Transferred Employee” (as that term is defined in that certain Stock Purchase Agreement entered into as of May 31, 2005, by and between TPI Petroleum, Inc. and Suncor Energy (U.S.A.), Inc. and, for the limited purposes set forth therein, the Corporation) shall be considered to be fully vested and nonforfeitable.

A-5	Former employees of Premcor Inc., other than employees covered by a collective bargaining agreement immediately prior to the effective date of the Merger Agreement between the Corporation and Premcor, Inc. who continued in the employment of an Employer, and commenced participation in this Plan effective as of October 1, 2005, shall have a fully vested and nonforfeitable interest in their Accounts.

A-6	Effective as of January 1, 2007, any Employee who is: (a) covered by a collective bargaining agreement; (b) employed at either (i) the Corporation’s West Memphis and Riverside terminals or (ii) the Corporation’s Port Arthur refinery, other than such employees covered by the collective bargaining agreement between the Corporation and the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union and its Local 13-243 Plant Group; and (c) was a Union Participant in the Premcor Retirement Savings Plan on September 1, 2005, shall have a fully vested and nonforfeitable interest in his Employer Account.

A-7	The Employer Account of each Participant who was employed at the corporate kitchen facilities in Houston, Texas as of October 31, 2005, and whose employment was terminated in connection with and as a result of the sale of assets pursuant to the terms of that certain Asset Purchase Agreement entered into as of October 5, 2005, by and among Great American Marketing Company and Stop ‘N Go Markets of Texas, Inc., a subsidiary of the Corporation, effective as of October 31, 2005 (commonly referred to as the “Corporate Kitchen Employees”), shall be fully vested and nonforfeitable.

A-8	The Employer Account of each Participant who: (i) as of July 1, 2006, was an employee of Valero GP, LLC; or (ii) becomes an employee of Valero GP, LLC thereafter in connection with the spin-off by the Corporation of its ownership interest in Valero GP Holdings LLC, and is listed on Attachment I attached hereto, shall be considered to be fully vested and nonforfeitable as of the later of July 1, 2006, or the employment commencement date of the individual with Valero GP, LLC (i.e., the effective date identified therein).

A-9	Special Vesting in Connection with Lima Refining Company Transaction. Effective as of July 3, 2007, the Account Balance, as of such effective date, of each Participant who ceases to be an Employee as a result of the Corporation’s sale of the Lima Refining Company pursuant to the terms of that certain Stock Purchase Agreement between The Premcor Refining Group, Inc. and Husky Refining Company dated May 2, 2007, shall be considered to be fully vested and nonforfeitable.

A-10	Special Vesting in Connection with 2007 Retail Organization Early Retirement Window and Severance Programs and the 2007 Refinery Accounting & Procurement Severance Programs. Effective from and after July 1, 2007, the Account Balance of each Participant who incurs a Separation under the terms of the 2007 Retail Organization Early Retirement Window, the 2007 Retail Organization Severance Program, or the 2007 Refinery Accounting & Procurement Severance Program, shall be considered to be fully vested and nonforfeitable.

A-11	Special Vesting in Connection with Alon Refining Krotz Springs, Inc. Transaction. Effective as of July 1, 2008, the Account Balance, as of such effective date, of each Participant who ceased to be an Employee as a result of the Corporation’s sale of certain operations pursuant to the terms of that certain Stock Purchase Agreement between Valero Refining and Marketing Company and Alon Refining Krotz Springs, Inc. dated May 7, 2008, shall be considered to be fully vested and nonforfeitable.

A-12	Special Vesting in Connection with VeraSun Transaction. Effective as of April 1, 2009, the Years of Continuous Service of each VeraSun Employee (as defined in Section 3.1(g) hereof) for all purposes of this Plan shall include such VeraSun Employee’s uninterrupted service with VeraSun (as defined in Section 3.1(g) hereof) immediately prior to the closing of the VeraSun Agreement (as defined in Section 3.1(g) hereof).

A-13	Special Vesting in Connection with NuStar Transaction. Effective as of June 15, 2009, the Years of Continuous Service of each NuStar Employee (as defined in Section 3.1(h) hereof) for all purposes of this Plan shall include such NuStar Employee’s uninterrupted service with NuStar (as defined in Section 3.1(h) hereof) immediately prior to the closing of the NuStar Agreement (as defined in Section 3.1(h) hereof).

A-14	Special Vesting in Connection with Paulsboro Transaction. Notwithstanding any provision herein to the contrary, effective as of the closing of that certain Stock Purchase Agreement dated as of September 24, 2010, between Valero Refining and Marketing Company, PBF Holding Company, LLC and, for the limited purposes set forth therein, Valero Refining Company - New Jersey (the “Paulsboro Agreement”), the Account Balance, as of such closing date, of each Participant who ceased to be an Employee as a result of the closing of the Paulsboro Agreement, shall be considered to be fully vested and nonforfeitable.

A-15	Special Vesting in Connection with Chevron Transaction. Effective as of June 25, 2011, the Years of Continuous Service of each Chevron Employee (as defined in Section 3.1(i) hereof) for all purposes of this Plan shall include such Chevron Employee’s uninterrupted service with Chevron (as defined in Section 3.1(i) hereof) immediately prior to the closing of the Chevron Agreement (as defined in Section 3.1(i) hereof).

A-16	Special Vesting in Connection with Meraux Refining Transaction. Effective as of October 1, 2011, the Years of Continuous Service of each Meraux Refining Employee (as defined in Section 3.1(j) hereof) for all purposes of this Plan shall include such Meraux Refining Employee’s uninterrupted service with Murphy (as defined in Section 3.1(j) hereof) immediately prior to the closing of the Meraux Refining Agreement (as defined in Section 3.1(j) hereof).

ATTACHMENT I

TO

APPENDIX A TO

VALERO ENERGY CORPORATION THRIFT PLAN

REGARDING VALERO GP, LLC ELIGIBLE EMPLOYEES

Eligible Valero GP Employees	Effective Date for Application of Special Provisions
All Employees of Valero GP, LLC as of July 1, 2006	July 1, 2006

T. Nored	August 7, 2006
K. Oppliger	September 1, 2006
J. Karulak	September 1, 2006
D Stanko	September 16, 2006
G. Gamez	November 16, 2006
N. Novosad	November 16, 2006
L. Kirkland	December 16, 2006
J. Newcomb	January 1, 2007
S. Smajstrla	January 1, 2007
L. Maddox	January 1, 2007
M. Kennerly	January 1, 2007
A. Marek	January 1, 2007
J. Kinstley	March 12, 2007
P. Bratloff	March 27, 2007
M. Stone	March 27, 2007
G. Kaneb	April 4, 2007
P. Marquez	April 1, 2007
D. Norstrom	April 1, 2007
M. Pesch	April 1, 2007
J. Rowell	April 1, 2007
D. Oliver	April 1, 2007
S. Click	April 1, 2007
J. Snodgrass	April 1, 2007
M. Byrd	April 1, 2007
L. Carlton	April 1, 2007
S. Smith	April 1, 2007
L. Jinks	April 1, 2007
J. Welch	April 1, 2007
D. Alexander	April 1, 2007
E. Miller	April 1, 2007
S. Riley	April 1, 2007
A. Bode	April 16, 2007
B. Higgins	May 1, 2007
E. Gilbert	May 1, 2007

ATTACHMENT I

TO

APPENDIX A TO

VALERO ENERGY CORPORATION THRIFT PLAN

REGARDING VALERO GP, LLC ELIGIBLE EMPLOYEES

(cont.)

Eligible Valero GP Employees	Effective Date for Application of Special Provisions
R. Buckley	May 1, 2007
M. Gorzel	May 1, 2007
S. Kongara	May 1, 2007
L. Taylor	May 1, 2007
K. Thompson	May 1, 2007
P. Martinez	May 1, 2007
J.Hinojosa	May 16, 2007
J. Bedell	May 16, 2007
G. Matula	May 16, 2007
L. Rutan	May 16, 2007
J. Weidmann	May 16, 2007
M. Thomas	June 1, 2007
A. Smith	August 1, 2007
S. Doty	December 26, 2007